EXHIBIT 2








                          AGREEMENT AND PLAN OF MERGER


                                 By and Between


                           IRON MOUNTAIN INCORPORATED

                                       and

                               PIERCE LEAHY CORP.

                                   dated as of

                                October 20, 1999






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
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                                TABLE OF CONTENTS

ARTICLE 1.        THE MERGER......................................................................................1
                  Section 1.1.      The Merger....................................................................1
                  Section 1.2.      Action by Iron Mountain Stockholders and Pierce
                                    Leahy Shareholders............................................................2
                  Section 1.3.      Closing.......................................................................2
                  Section 1.4.      Effective Time................................................................2
                  Section 1.5.      Effect of the Merger..........................................................3
                  Section 1.6.      Articles of Incorporation.....................................................3
                  Section 1.7.      Bylaws........................................................................3
                  Section 1.8.      Directors and Officers........................................................3

ARTICLE 2.        CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES..............................................3
                  Section 2.1.      Conversion of Securities......................................................3
                  Section 2.2.      Exchange of Certificates......................................................4
                  Section 2.3.      Stock Transfer Books..........................................................5
                  Section 2.4.      Option Securities of Pierce Leahy.............................................5
                  Section 2.5.      Option Securities of Iron Mountain............................................5

ARTICLE 3.        REPRESENTATIONS AND WARRANTIES OF PIERCE LEAHY..................................................5
                  Section 3.1.      Organization and Business; Power and Authority;
                                    Effect of Transaction.........................................................5
                  Section 3.2.      SEC Filings; Financial Statements.............................................8
                  Section 3.3.      Changes in Condition..........................................................8
                  Section 3.4.      Liabilities...................................................................9
                  Section 3.5.      Title to Properties; Leases...................................................9
                  Section 3.6.      Compliance with Governmental Authorizations and
                                    Applicable Law................................................................9
                  Section 3.7.      Year 2000....................................................................10
                  Section 3.8.      Related Transactions.........................................................10
                  Section 3.9.      Tax Matters..................................................................10
                  Section 3.10.     ERISA........................................................................11
                  Section 3.11.     Authorized and Outstanding Capital Stock.....................................13
                  Section 3.12.     Employment Arrangements......................................................14
                  Section 3.13.     Material Agreements..........................................................15
                  Section 3.14.     Ordinary Course of Business..................................................15
                  Section 3.15.     Broker or Finder.............................................................16
                  Section 3.16.     Environmental Matters........................................................17
                  Section 3.17.     Board Action; Fairness Opinion...............................................17
                  Section 3.18.     Materiality..................................................................17

ARTICLE 4.        REPRESENTATIONS AND WARRANTIES OF IRON MOUNTAIN................................................18
                  Section 4.1.      Organization and Business; Power and Authority;
                                    Effect of Transaction........................................................18
                  Section 4.2.      SEC Filings; Financial Statements............................................20
                  Section 4.3.      Changes in Condition.........................................................21
                  Section 4.4.      Liabilities..................................................................21
                  Section 4.5.      Title to Properties; Leases..................................................21


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                                       ii

                  Section 4.6.      Compliance with Governmental Authorizations and
                                    Applicable Law...............................................................22
                  Section 4.7.      Year 2000....................................................................22
                  Section 4.8.      Related Transactions.........................................................22
                  Section 4.9.      Tax Matters..................................................................23
                  Section 4.10.     ERISA........................................................................24
                  Section 4.11.     Authorized and Outstanding Capital Stock.....................................25
                  Section 4.12.     Employment Arrangements......................................................27
                  Section 4.13.     Material Agreements..........................................................27
                  Section 4.14.     Ordinary Course of Business..................................................28
                  Section 4.15.     Broker or Finder.............................................................29
                  Section 4.16.     Environmental Matters........................................................29
                  Section 4.17.     Board Action; Fairness Opinion...............................................29
                  Section 4.18.     Materiality..................................................................30

ARTICLE 5.        ADDITIONAL COVENANTS...........................................................................30
                  Section 5.1.      Access to Information; Confidentiality.......................................30
                  Section 5.2.      Conduct of the Business of Pierce Leahy Pending the Merger...................30
                  Section 5.3.      Conduct of the Business of Iron Mountain Pending
                                    the Merger...................................................................32
                  Section 5.4.      Control of Operations........................................................34
                  Section 5.5.      Agreement to Cooperate.......................................................34
                  Section 5.6.      Affiliate Agreements; Registration Rights Agreement..........................35
                  Section 5.7.      No Solicitation..............................................................36
                  Section 5.8.      Directors' and Officers' Indemnification and Insurance.......................38
                  Section 5.9.      Notification of Certain Matters..............................................39
                  Section 5.10.     Public Announcements.........................................................39
                  Section 5.11.     Certain Actions Concerning Business Combinations.............................40
                  Section 5.12.     Option Securities............................................................40
                  Section 5.13.     Tax Treatment................................................................40
                  Section 5.14.     Registration Statement and Joint Proxy Statement/Prospectus..................40
                  Section 5.15.     Exchange Listing.............................................................42
                  Section 5.16.     Disclosure Schedules.........................................................42
                  Section 5.17.     Pierce Leahy Indebtedness....................................................42
                  Section 5.18.     Pierce Leahy Command Company.................................................43
                  Section 5.19.     Stock Dividend...............................................................43
                  Section 5.20.     Pierce Leahy Shareholders' Agreement.........................................43
                  Section 5.21.     Termination of Plans.........................................................43

ARTICLE 6.        CLOSING CONDITIONS.............................................................................44
                  Section 6.1.      Conditions to Obligations of Each Party to Effect the Merger.................44
                  Section 6.2.      Conditions to Obligations of Iron Mountain. .................................45
                  Section 6.3.      Conditions to Obligations of Pierce Leahy....................................46

ARTICLE 7.        TERMINATION, AMENDMENT AND WAIVER..............................................................46
                  Section 7.1.      Termination..................................................................46
                  Section 7.2.      Effect of Termination........................................................48


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                                       iii

                  Section 7.3.      Amendment....................................................................48
                  Section 7.4.      Waiver.......................................................................49
                  Section 7.5.      Fees, Expenses and Other Payments............................................49
                  Section 7.6.      Effect of Investigation......................................................50

ARTICLE 8.        GENERAL PROVISIONS.............................................................................50
                  Section 8.1.      Nonsurvival of Representations and Warranties................................50
                  Section 8.2.      Notices......................................................................50
                  Section 8.3.      Headings.....................................................................51
                  Section 8.4.      Severability.................................................................51
                  Section 8.5.      Entire Agreement.............................................................51
                  Section 8.6.      Assignment...................................................................51
                  Section 8.7.      Parties in Interest..........................................................52
                  Section 8.8.      Governing Law................................................................52
                  Section 8.9.      Enforcement of the Agreement.................................................52
                  Section 8.10.     Counterparts.................................................................52
                  Section 8.11.     Mutual Drafting..............................................................52

ARTICLE 9.        DEFINITIONS....................................................................................52


The   following   exhibits  and   schedules   have  been  omitted  and  will  be
supplementally filed with the Commission upon request:

EXHIBITS

         1.6               Form of Amended and Restated Articles of Incorporation
         1.7               Form of Amended and Restated Bylaws
         5.6(a)            Form of Affiliate Agreement
         5.6(b)            Form of Registration Rights Agreement Joinder
         6.2(e)            Form of Employment Agreement

SCHEDULES

         Pierce Leahy Disclosure Schedule
         Iron Mountain Disclosure Schedule

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

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of October 20, 1999, by and between Iron Mountain Incorporated, a Delaware corporation ("Iron Mountain"), and Pierce Leahy Corp., a Pennsylvania corporation ("Pierce Leahy").

                              W I T N E S S E T H:

         WHEREAS, upon the terms and subject to the conditions of this Agreement
(this and other  capitalized  terms used herein are either  defined in Article 9 below or in  another  Article of this  Agreement  and,  in such case,  Article 9
includes  a  reference  to  such  Section),   in  accordance  with  the  General
Corporation  Law of the State of  Delaware  (the  "DGCL")  and the  Pennsylvania
Business Corporation Law of 1988, as amended (the "PBCL"), Pierce Leahy and Iron
Mountain  will carry out a business  combination  transaction  pursuant to which
Iron Mountain will merge with and into Pierce Leahy (the "Merger");

         WHEREAS,  the  Board of  Directors  of  Pierce  Leahy  has  unanimously determined that the Merger and and the Transactions are in the best interests of
Pierce  Leahy  and  the   shareholders   of  Pierce  Leahy  (the  "Pierce  Leahy
Shareholders") and has approved and adopted this Agreement as a tax-free plan of reorganization  within the provisions of Section 368(a) of the Internal  Revenue
Code of 1986, as amended (the "Code"),  has approved this Agreement,  the Merger and  the  Transactions  and  has  recommended  approval  and  adoption  of  this
Agreement, the Merger and the Transactions by the Pierce Leahy Shareholders; and

         WHEREAS, the Board of Directors of Iron Mountain has unanimously determined that the Merger and the Transactions are advisable to and in the best interests of, Iron Mountain and the stockholders of Iron Mountain (the "Iron
Mountain Stockholders") and has approved and adopted this Agreement as a tax-free plan of reorganization within the provisions of Section 368(a) of the Code, has approved this Agreement, the Merger and the Transactions and has recommended approval and adoption of this Agreement, the Merger and the Transactions by the Iron Mountain Stockholders.

         NOW,  THEREFORE,  in  consideration of the foregoing and the respective
representations,   warranties,  covenants  and  agreements  set  forth  in  this
Agreement, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE 1.

                                   THE MERGER

         Section 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and the PBCL, at the Effective Time Iron Mountain shall be merged with and into Pierce Leahy. As a result of the Merger, the separate existence of Iron Mountain shall cease and Pierce Leahy shall continue as the surviving corporation of the Merger (the
"Surviving Corporation").



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                                        2

         Section  1.2.  Action by Iron  Mountain  Stockholders  and Pierce Leahy
Shareholders.

         (a) Pierce  Leahy,  acting  through its Board of Directors,  shall,  in accordance  with and subject to  Applicable  Law, its Organic  Documents and the rules of the NYSE: as soon as  practicable,  duly call,  give notice of, convene and hold a special meeting of the Pierce Leahy  Shareholders  for the purpose of
adopting  and  approving  this  Agreement,   the  Merger  and  the  Transactions
(including any adjournment thereof, the "Pierce Leahy Special Meeting"); include in the Joint Proxy Statement/Prospectus the conclusion and recommendation of the
Board of Directors to the effect that the Board of Directors,  having determined that this Agreement,  the Merger and the  Transactions are in the best interests of Pierce Leahy and the Pierce Leahy Shareholders,  has approved this Agreement,
the  Merger  and  the   Transactions   and  recommends  that  the  Pierce  Leahy
Shareholders  vote in favor of the approval and adoption of this Agreement,  the
Merger and the  Transactions;  and use its reasonable best efforts to obtain the
necessary  approval  and  adoption  of  this  Agreement,   the  Merger  and  the
Transactions by the Pierce Leahy Shareholders.

         (b) Iron  Mountain,  acting through its Board of Directors,  shall,  in accordance  with and subject to  Applicable  Law, its Organic  Documents and the rules of the NYSE: as soon as  practicable,  duly call,  give notice of, convene and hold a special meeting of the Iron Mountain  Stockholders for the purpose of
adopting  and  approving  this  Agreement,   the  Merger  and  the  Transactions
(including any adjournment  thereof,  the "Iron Mountain  Special  Meeting" and, together with the Pierce Leahy Special Meeting, the "Special Meetings"); include in the Joint Proxy Statement/Prospectus the conclusion and recommendation of the
Board of Directors to the effect that the Board of Directors,  having determined that this Agreement, the Merger and the Transactions are advisable to and in the best interests of Iron Mountain and the Iron Mountain Stockholders, has approved this  Agreement,  the Merger and the  Transactions  and recommends that the Iron
Mountain  Stockholders  vote in  favor  of the  approval  and  adoption  of this
Agreement, the Merger and the Transactions;  and use its reasonable best efforts to obtain the necessary approval and adoption of this Agreement,  the Merger and the Transactions by the Iron Mountain Stockholders.

         Section 1.3. Closing. Unless this Agreement shall have been terminated pursuant to Section 7.1 hereof, the closing of the Merger (the "Closing") will take place at 10:00 A.M., local time, on the fifth business day (the "Closing
Date") after the date on which the last of the conditions set forth in Article 6 is satisfied or waived (other than conditions requiring deliveries at the Closing), at the offices of Sullivan & Worcester LLP, One Post Office Square,
Boston, Massachusetts, unless another date, time or place is agreed to in writing by Pierce Leahy and Iron Mountain; provided, however, that, without the consent of Pierce Leahy and Iron Mountain, the Closing Date shall not be earlier than January 15, 2000.

         Section 1.4. Effective Time. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article 6
(but subject to Section 1.3 hereof), the Parties shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware and articles of merger with the Secretary of State of the Commonwealth of Pennsylvania, and by making any related filings required under the DGCL and the PBCL. The Merger shall become effective at such time (but not prior to the Closing Date) as the later to occur of the due filing of such certificate with the Secretary of State of the State of Delaware


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                                        3

and the due filing of such articles with the Secretary of State of the Commonwealth of Pennsylvania, or at such later time on the Closing Date as is specified in such certificate and articles (the "Effective Time").

         Section 1.5. Effect of the Merger. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Pierce Leahy and Iron Mountain, and the Merger shall otherwise have the effect, as provided under the DGCL and the PBCL.

         Section 1.6.  Articles of  Incorporation.  At the Effective  Time,  the
Articles of Incorporation of the Surviving Corporation shall be amended and restated in their entirety to read as set forth in Exhibit 1.6 hereto and the name of the Surviving Corporation shall be Iron Mountain Incorporated.

         Section 1.7. Bylaws. At the Effective Time, the Bylaws of the Surviving
Corporation shall be amended and restated in their entirety to read as set forth in Exhibit 1.7 hereto.

         Section 1.8. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified (or their earlier resignation or removal) in accordance with Applicable Law, the officers of Iron
Mountain  shall be the  officers of the  Surviving  Corporation  (except that J.
Peter Pierce shall be the  President of the Surviving  Corporation  and David S.
Wendell shall be the Senior Vice President of the Surviving Corporation). Pierce
Leahy's Board of Directors shall take all necessary corporate actions to increase the number of directors of the Surviving Corporation to eleven (11) and shall nominate the directors of Iron Mountain together with J. Peter Pierce and Howard D. Ross, subject to the approval of the Pierce Leahy Shareholders at the Pierce Leahy Special Meeting, to serve at the Effective Time as the members of the Board of Directors of the Surviving Corporation. At the Effective Time, subject to the approval of the Pierce Leahy Shareholders, Iron Mountain's Class
A, B and C directors shall be Class II, III and I directors, respectively, of the Surviving Corporation and J. Peter Pierce shall be an additional Class III
Director of the Surviving  Corporation and Howard D. Ross shall be an additional
Class II Director of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving
Corporation. At the Effective Time, Leo W. Pierce, Sr. shall be appointed as the
Chairman Emeritus of the Surviving Corporation.

                                   ARTICLE 2.

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         Section 2.1. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Iron Mountain, Pierce Leahy or the holders of any of the following securities:

         (a) Each share of Common  Stock,  par value  $.01 per share,  of Pierce
Leahy (the "Pierce Leahy Common  Stock")  outstanding  immediately  prior to the
Effective Time shall remain outstanding.



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                                        4

         (b) Each  share of Series A  Redeemable  Senior  Pay-in-Kind  Preferred
Stock,  par value $.01 per share,  of Pierce Leahy (the "Pierce Leahy  Preferred
Stock") outstanding immediately prior to the Effective Time shall remain outstanding.

         (c) Each  share of Common  Stock,  par value  $.01 per  share,  of Iron
Mountain (the "Iron Mountain Common Stock") outstanding immediately prior to the
Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one fully paid and nonassessable share of Pierce Leahy Common Stock. At the Effective Time, all shares of Iron Mountain
Common Stock shall no longer be outstanding and shall automatically be cancelled and retired. Certificates previously representing shares of Iron Mountain Common
Stock outstanding immediately prior to the Effective Time shall be deemed for all purposes to represent an equivalent number of shares of Pierce Leahy Common
Stock following the Effective Time and shall be so accepted for such purposes by the Surviving Corporation.

         (d) Notwithstanding any provision to the contrary in this Section 2.1, each share of Iron Mountain Common Stock held in the treasury of Iron Mountain, each share of Iron Mountain Common Stock owned by Pierce Leahy or any Subsidiary of Pierce Leahy, and each share of Pierce Leahy Common Stock held by Iron
Mountain or any Subsidiary of Iron Mountain  immediately  prior to the Effective
Time shall automatically be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

         Section 2.2.      Exchange of Certificates.

         (a) To the extent the Parties or the Surviving Corporation deem it necessary or appropriate to permit or facilitate transfers of the Common Stock of the Surviving Corporation following the Effective Time, the Parties shall use their reasonable best efforts to agree on customary exchange procedures for certificates representing shares of Pierce Leahy Common Stock or Iron Mountain
Common Stock, as the need may be, to be exchanged for certificates representing shares of common stock of the Surviving Corporation. The Parties shall agree no later than twenty (20) days before the Closing Date on such exchange procedures and appoint an exchange agent (the "Exchange Agent") to exchange certificates representing shares of Pierce Leahy Common Stock or Iron Mountain Common Stock, as the need may be, outstanding immediately prior to the Effective Time for new certificates representing shares of common stock of the Surviving Corporation as soon as practicable after the Effective Time.

         (b) To the extent necessary, if an Exchange Agent has been so appointed, as soon as reasonably practicable after the Effective Time, the Surviving Corporation will instruct the Exchange Agent to issue (by mail to the most recent address of such holder as shown on the Surviving Corporation's books and records) to the holders of certificates to be exchanged (other than shares to be canceled pursuant to Section 2.1(d)), a letter of transmittal and instructions to effect the surrender of such certificates in exchange for replacement certificates.

         (c) None of Iron Mountain, Pierce Leahy, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Pierce Leahy
Common Stock or Iron Mountain Common Stock for any shares of common stock of the Surviving Corporation delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.



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                                        5

         Section 2.3. Stock Transfer Books. At the Effective Time, the stock transfer books of Iron Mountain shall be closed, and there shall be no further registration of transfers of shares of Iron Mountain Common Stock thereafter on the records of Iron Mountain. Shares of Iron Mountain Common Stock that have been converted into shares of Pierce Leahy Common Stock pursuant to Section
2.1(c) shall be deemed outstanding shares of Pierce Leahy Common Stock on and after the Effective Time.

         Section 2.4. Option Securities of Pierce Leahy. Each unexpired option to purchase Pierce Leahy Common Stock ("Pierce Leahy Options") that is outstanding at the Effective Time shall remain outstanding.

         Section 2.5.  Option  Securities of Iron Mountain.  Effective as of the
Effective  Time, each then  outstanding  option to purchase Iron Mountain Common
Stock (the "Iron Mountain Options") granted pursuant to the Iron Mountain Option
Plans shall be converted automatically into an option to purchase such number of shares of Pierce Leahy Common Stock equal to the number of shares of Iron
Mountain Common Stock subject to such Iron Mountain Option immediately prior to the Effective Time and on other terms and conditions (including, without limitation, exercise price) as were applicable under the applicable Iron
Mountain Option Plan and the underlying stock option agreement. At the Effective
Time, the Surviving  Corporation  shall assume each of the Iron Mountain  Option
Plans and each  underlying  stock option  agreement  that relates to outstanding
Iron Mountain Options. The Surviving Corporation shall (i) reserve for issuance the number of additional shares of Pierce Leahy Common Stock that will become issuable upon the exercise of the Iron Mountain Options, as so converted, and
(ii) as soon as practicable  after the Effective Time, have filed a Registration
Statement on Form S-8 to register the shares of Pierce Leahy Common Stock subject to such Iron Mountain Options, as so converted.

                                   ARTICLE 3.

                 REPRESENTATIONS AND WARRANTIES OF PIERCE LEAHY

         Pierce Leahy hereby represents and warrants to Iron Mountain as follows:

         Section 3.1. Organization and Business; Power and Authority;  Effect of
Transaction.

         (a)      Pierce Leahy:

                  (i) is a corporation duly organized and subsisting under the laws of the Commonwealth of Pennsylvania,

                  (ii) has all requisite corporate power and corporate authority to own or hold under lease its properties and to conduct its business, and has in full force and effect all Governmental Authorizations and Private Authorizations and has made all Governmental Filings, to the extent required for such ownership and lease of its property and conduct of its business, except to the extent the failure to be in full force and effect or to have made such Governmental Filings would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect, and



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                                        6

                  (iii) is duly qualified and authorized to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of its property or the nature of its business or operations requires such qualification or authorization, except to the extent the failure to so qualify or to maintain such authorizations would not reasonably be expected to have an Adverse Effect.

         (b)  Pierce  Leahy has all  requisite  corporate  power  and  corporate authority to execute and deliver,  and to perform its  obligations  under,  this
Agreement and each Collateral Document executed or required to be executed by it pursuant  hereto or thereto and to consummate  the Merger and the  Transactions, and  the  execution,  delivery  and  performance  of  this  Agreement  and  each
Collateral Document executed or required to be executed by it pursuant hereto or thereto have been duly authorized by all requisite  corporate action (other than that of the Pierce Leahy  Shareholders).  This  Agreement has been duly executed and  delivered by Pierce Leahy and  constitutes,  and each  Collateral  Document executed or  required  to be  executed  by it  pursuant  hereto or thereto or to consummate  the Merger and the  Transactions,  when  executed  and  delivered by
Pierce Leahy or a Pierce Leahy  Shareholder  will constitute,  legal,  valid and
binding   obligations  of  Pierce  Leahy  or  such  Pierce  Leahy   Shareholder,
enforceable  in  accordance  with  their  respective   terms,   except  as  such
enforceability   may  be  subject   to   bankruptcy,   moratorium,   insolvency,
reorganization,  arrangement,  voidable  preference,  fraudulent  conveyance and other  similar laws  relating to or affecting the rights of creditors and except as the same may be subject to the effect of general  principles  of equity  (the
"Enforceability Exceptions").  The affirmative vote of the holders of a majority of the  outstanding  shares of Pierce Leahy  Common  Stock  present or voting by proxy at the Pierce  Leahy  Special  Meeting at which a quorum is present is the only vote of the holders of any class or series of the  capital  stock of Pierce
Leahy necessary to approve this Agreement, the Merger and the Transactions under
Applicable Law and Pierce Leahy's Organic  Documents.  The provisions of Section
2538 and Sections  2551-2556 of the PBCL will not apply to this  Agreement,  the
Merger or the Transactions.

         (c)  Except  as  set  forth  in  Section  3.1(c)  of the  Pierce  Leahy
Disclosure Schedule (which in accordance with Section 5.16 hereof (other than those sections relating to Applicable Law, Organic Documents and Material
Agreements, which sections shall be delivered herewith), will be delivered within thirty (30) days after the date of this Agreement), neither the execution and delivery of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, nor the consummation of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by Pierce Leahy:

                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Applicable Law on the part of Pierce
         Leahy or any Pierce Leahy Subsidiary or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Organic Document or any Contractual Obligation of Pierce Leahy or any Pierce Leahy Subsidiary, other than any such conflict, breach, violation or default as would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect;



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                                        7

                  (ii) will result in or permit the creation or imposition of any Lien upon any property now owned or leased by Pierce Leahy or any Pierce Leahy Subsidiary, except for such Liens that, individually or in the aggregate, would not reasonably be expected to have an Adverse
         Effect; or

                  (iii)  will   require  any   Governmental   Authorization   or
         Governmental   Filing  or   Private   Authorization,   except  for  the
         certificate  and articles of merger and related  filings under the DGCL and the PBCL in  connection  with the Merger and the  Transactions  and except pursuant to the HSR Act, the Exchange Act, the Securities Act or
         any  applicable  state  securities  laws,  or as  otherwise  would  not reasonably be expected to have an Adverse Effect.

         (d) Pierce  Leahy does not have any  Subsidiaries  other than those set forth on Section 3.1(d) of the Pierce Leahy Disclosure  Schedule,  each of which is directly or indirectly wholly owned (except as set forth in Section 3.1(d) of the Pierce Leahy  Disclosure  Schedule),  is an Entity which is duly  organized, validly  existing  and in  good  standing  under  the  laws  of  the  respective jurisdiction  of  organization  set forth opposite its name on Section 3.1(d) of the Pierce Leahy Disclosure Schedule, and is duly qualified and in good standing in each other  jurisdiction in which the character of its property or the nature of its business or  operations  requires  such  qualification  or  authorization
(except to the extent the failure to be duly organized,  validly  existing or in good  standing or to so qualify  would not,  individually  or in the  aggregate, reasonably  be  expected  to have an Adverse  Effect),  with full  corporate  or similar  power and  corporate  or similar  authority to carry on the business in which it is engaged.  Except as set forth in Section  3.1(d) to the Pierce Leahy
Disclosure  Schedule,  each Pierce Leahy Subsidiary has in full force and effect all Governmental  Authorizations  and Private  Authorizations,  and has made all
Governmental  Filings to the extent required for such ownership and lease of its property  and  conduct of its  business,  except to the extent the failure to so
have  such   Authorizations  or  made  such  Governmental   Filings  would  not,
individually  or in the  aggregate,  reasonably  be  expected to have an Adverse
Effect.  Except to the extent set forth on  Section  3.1(d) of the Pierce  Leahy
Disclosure  Schedule,  Pierce Leahy owns,  directly or indirectly  through other
Pierce Leahy Subsidiaries,  all of the outstanding capital stock or other equity interests (as shown on Section 3.1(d) of the Pierce Leahy  Disclosure  Schedule)
of each Pierce Leahy Subsidiary, free and clear of all Liens, and all such stock or other equity  interests have been duly  authorized and validly issued and are fully paid and  nonassessable  and were issued and sold in  compliance  with the
Securities Act, the Exchange Act and applicable state securities laws. Except as set forth in Section 3.1(d) of the Pierce Leahy Disclosure  Schedule,  (i) there is neither  outstanding nor has any Pierce Leahy  Subsidiary  agreed to grant or issue any shares of its capital  stock or other  equity  interests or any Option
Security or Convertible Security, and (ii) no Pierce Leahy Subsidiary is a party to or is bound  by any  agreement,  put or  commitment  pursuant  to which it is obligated to purchase,  redeem or otherwise  acquire any shares of capital stock or other equity interests or any Option Security or Convertible Security.

         (e) Pierce Leahy does not own any capital stock or equity or other interest in any other Entity or enterprise, however organized and however such interest may be denominated or evidenced, except as set forth in Section 3.1(d) or 3.1(e) of the Pierce Leahy Disclosure Schedule.




         Section 3.2.      SEC Filings; Financial Statements.

         (a) Pierce Leahy has filed all forms, reports and documents required to be filed by it with the SEC, and has heretofore made available to Iron Mountain, in the form filed with the SEC (including any exhibits thereto), (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1998, (ii) its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, (iii) its proxy statement relating to its 1999 meeting of shareholders, (iv) all of its registration statements that are effective as of the date of this Agreement under which shares of Pierce Leahy Common Stock are still available for issuance (a complete list of which is set forth in Section 3.2(a) of the Pierce Leahy Disclosure Schedule), and (v) all other forms, reports and registration statements filed by it with the SEC since January 1, 1999 (the forms, reports and other documents referred to in clauses (i), through (v) above, together with all other forms, reports and documents filed by Pierce Leahy with the SEC, being referred to herein collectively as the "Pierce Leahy SEC Reports"). The Pierce Leahy SEC Reports and any forms, reports and other documents filed by Pierce Leahy with the SEC after the date of this Agreement,
(x) complied with or will comply in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made with respect to any information provided by Iron Mountain that is or will be included in any Pierce Leahy SEC Report. None of Pierce Leahy's Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 12 or 15 of the Exchange Act.

         (b) Pierce Leahy's financial statements, including in each case the notes thereto, contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999 (the "Pierce Leahy Financial Statements")
(i) have been prepared from, and are in accordance with, the books and records of Pierce Leahy and its consolidated Subsidiaries, (ii) comply in all material respects with applicable accounting requirements and with published rules and regulations of the SEC with respect thereto, (iii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein, are true, correct and complete, and (iv) fairly present the financial condition and results of operations and cash flows of Pierce Leahy and its Subsidiaries, on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited financial statements to normal nonmaterial year-end audit adjustments and accruals and to the absence of complete footnotes.

         Section 3.3. Changes in Condition. Since the date of the most recent financial statements forming part of the Pierce Leahy Financial Statements, except to the extent specifically described in Section 3.3 of the Pierce Leahy Disclosure Schedule, there has been no Adverse Change in Pierce Leahy. To Pierce Leahy's knowledge, there is no Event known to Pierce Leahy which Adversely Affects, or would reasonably be expected to Adversely Affect, Pierce Leahy and its Subsidiaries, taken as a whole, or the ability of Pierce Leahy to perform any of the obligations set forth in this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto.

         Section 3.4. Liabilities. (i) At the date of the most recent balance sheet forming part of the Pierce Leahy Financial Statements, neither Pierce Leahy nor any Pierce Leahy Subsidiary had any obligations or liabilities, accrued or unaccrued, fixed, absolute, contingent or other (including, without limitation, any contingent payments or "earnouts" owing under any acquisition agreement), except as disclosed in such balance sheet, or the notes thereto, and
(ii) since such date, neither Pierce Leahy nor any Pierce Leahy Subsidiary has incurred any such obligations or liabilities, other than those incurred in the ordinary course of business consistent with past practice of Pierce Leahy and Pierce Leahy Subsidiaries, and other than obligations and liabilities which in the case of clauses (i) and (ii) do not and, to Pierce Leahy's knowledge, would not, individually or in the aggregate, reasonably be expected to Adversely Affect Pierce Leahy, except to the extent set forth in Section 3.4 of the Pierce Leahy Disclosure Schedule. Neither Pierce Leahy nor any Pierce Leahy Subsidiary has guaranteed or is otherwise primarily or secondarily liable in respect of any obligation or liability of any other Person (other than Pierce Leahy or a Pierce Leahy Subsidiary), except for endorsements of negotiable instruments for deposit in the ordinary course of business, consistent with prior practice, or as disclosed in the most recent balance sheet, or the notes thereto, forming part of the Pierce Leahy Financial Statements or in Section 3.4 of the Pierce Leahy Disclosure Schedule.

         Section 3.5. Title to Properties; Leases. Except as would not reasonably be expected to have an Adverse Effect on Pierce Leahy, each of Pierce Leahy and its Subsidiaries has good legal, marketable and insurable title, with respect to all real property owned (in fee simple), good title with respect to all real property leased (in leasehold) reflected as an asset on the most recent balance sheet forming part of the Pierce Leahy Financial Statements, or held by Pierce Leahy or any such Subsidiary for use in its business, if not so reflected, and good indefeasible and merchantable title to all other assets, tangible and intangible, reflected on the most recent balance sheet forming part of the Pierce Leahy Financial Statements, or (excluding leased real estate) held by Pierce Leahy or any Pierce Leahy Subsidiary for use in its business if not so reflected, or purported to have been acquired by Pierce Leahy or any Pierce Leahy Subsidiary since such date, except inventory sold or depleted, or property, plant and other equipment used up or retired, since such date, in each case in the ordinary course of business consistent with the past practice of Pierce Leahy and its Subsidiaries, free and clear of all Liens, except (i) Liens reflected in the Pierce Leahy Financial Statements, (ii) Liens set forth on
Section 3.5(a) of the Pierce Leahy Disclosure Schedule, (iii) Permitted Liens, and (iv) such Liens that do not or would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on Pierce Leahy. Each Lease or other occupancy or other agreement under which Pierce Leahy or any Pierce Leahy Subsidiary holds real or personal property has been duly authorized, executed and delivered by Pierce Leahy or a Pierce Leahy Subsidiary, and, to Pierce Leahy's knowledge, by each of the other parties thereto; each such Lease is a legal, valid and binding obligation of Pierce Leahy or a Pierce Leahy Subsidiary, and, to Pierce Leahy's knowledge, of each other party thereto, enforceable in accordance with its terms (subject to the Enforceability Exceptions), except where the lack of such authorization, execution or delivery or the lack of the legal, valid and binding nature of such obligation would not reasonably be expected to have an Adverse Effect on Pierce Leahy.

         Section 3.6. Compliance with Governmental Authorizations and Applicable Law.

         (a) Section 3.6(a) of the Pierce Leahy Disclosure Schedule contains a description of all Legal Actions which are pending in which Pierce Leahy or any Pierce Leahy Subsidiary is a party, or to which the businesses, operations or properties of Pierce Leahy or any Pierce Leahy Subsidiary are subject or, to Pierce Leahy's knowledge, which are threatened in writing against, Pierce Leahy or any Pierce Leahy Subsidiary or any of their respective businesses, operations or properties, which, individually or in the aggregate, if determined against Pierce Leahy or any Pierce Leahy Subsidiary would reasonably be expected to have an Adverse Effect on Pierce Leahy.

         (b) Pierce Leahy and its Subsidiaries have obtained all Governmental Authorizations which are necessary for the ownership or use of their respective properties and the conduct of their respective businesses as now conducted by Pierce Leahy or any Pierce Leahy Subsidiary and such Governmental Authorizations are in full force and effect, except for such Governmental Authorizations which, if not obtained and maintained in full force and effect, would singly or in the aggregate, reasonably be expected to have an Adverse Effect on Pierce Leahy. Neither Pierce Leahy nor any Pierce Leahy Subsidiary is in material breach or violation of, or in default in the performance, observance or fulfillment of, any Governmental Authorization or any Applicable Law, and no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any Governmental Authorization or any Applicable Law, except for such breaches, violations or defaults as do not and, to Pierce Leahy's knowledge, would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on Pierce Leahy.

         Section 3.7. Year 2000. Any inability of Pierce Leahy's and its Subsidiaries' systems (including, without limitation, any Year 2000 Systems) to properly recognize and process date sensitive information relating to the year 2000 will not have an Adverse Effect on Pierce Leahy.

         Section 3.8. Related Transactions. Set forth in the Pierce Leahy SEC Reports or on Section 3.8 of the Pierce Leahy Disclosure Schedule is a true, correct and complete (in all material respects) description of any Contractual Obligation or transaction, whether now existing or existing during the period covered by the most recent audited Pierce Leahy Financial Statements, between Pierce Leahy or any Pierce Leahy Subsidiary and any Affiliate thereof or any party to the Pierce Leahy Shareholders' Agreement that is required to be disclosed pursuant to Item 404 of Regulation S-K, promulgated by the SEC.

         Section 3.9.      Tax Matters.

         (a) Each of Pierce Leahy and each Pierce Leahy Subsidiary has in accordance with all Applicable Laws duly and timely filed all Tax Returns which are required to be filed, and has paid, or made adequate provision for the payment of, all Taxes shown on such Tax Returns which have or may become due and payable pursuant to said Returns and all other governmental charges and assessments received to date, other than any failure to file Tax Returns or pay Taxes that would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on Pierce Leahy. Except as would not, individually or in the aggregate, be reasonably expected to have an Adverse Effect on Pierce Leahy, (i) the Tax Returns of Pierce Leahy and each Pierce Leahy Subsidiary have been prepared in accordance with all Applicable Laws and generally accepted principles applicable to taxation consistently applied; (ii) all Taxes which Pierce Leahy and each Pierce Leahy Subsidiary are required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable; and
(iii) neither Pierce Leahy nor any Pierce Leahy Subsidiary has executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of Pierce Leahy or any Pierce Leahy Subsidiary for the fiscal years prior to and including the most recent fiscal year. Neither Pierce Leahy nor any Pierce Leahy Subsidiary is a "consenting corporation" within the meaning of
Section 341(f) of the Code. Each of Pierce Leahy and each Pierce Leahy Subsidiary has at all times been taxable as a Subchapter C corporation under the Code, except as otherwise set forth in Section 3.9(a) of the Pierce Leahy Disclosure Schedule. Neither Pierce Leahy nor any Pierce Leahy Subsidiary has ever been a member of any consolidated group (other than exclusively with Pierce Leahy and its Subsidiaries) for Tax purposes, except as set forth in Section 3.9(a) of the Pierce Leahy Disclosure Schedule.

         (b) From the end of its most recent fiscal year to the date of this Agreement, neither Pierce Leahy nor any Pierce Leahy Subsidiary has made any payment on account of any Taxes except regular payments required in the ordinary course of business, consistent with prior practice, with respect to current operations or property presently owned.

         (c) The information shown on the Federal and foreign income Tax Returns of Pierce Leahy and its Subsidiaries is true, correct and complete in all material respects and fairly and accurately reflects the information purported to be shown. Federal and state income Tax Returns of Pierce Leahy and its non-foreign Subsidiaries have been examined by the Internal Revenue Service or applicable state Authority through the taxable periods set forth in Section 3.9(c) of the Pierce Leahy Disclosure Schedule, and neither Pierce Leahy nor any Pierce Leahy Subsidiary has been notified in writing regarding any pending examination, except as shown in Section 3.9(c) of the Pierce Leahy Disclosure Schedule.

         (d) Neither Pierce Leahy nor any Pierce Leahy Subsidiary is a party to any tax sharing agreement or arrangement.

         (e) Neither Pierce Leahy nor any Pierce Leahy Subsidiary is, and since the date of its incorporation has not been, a "United States real property holding corporation" as defined in Section 897 of the Code.

         Section 3.10. ERISA.

         (a) Neither Pierce Leahy nor any Pierce Leahy Subsidiary (which for purposes of this Section 3.10 shall include any ERISA Affiliate with respect to any Plan subject to Title IV of ERISA) contributes to any Plan or sponsors any Plan or Benefit Arrangement or, within the past five years, has contributed to or sponsored any Plan intended to comply with Section 401 of the Code, except as set forth in Section 3.10(a) of the Pierce Leahy Disclosure Schedule. As to all Plans and Benefit Arrangements listed in Section 3.10(a) of the Pierce Leahy Disclosure Schedule, and except as disclosed in such Section 3.10(a) of the Pierce Leahy Disclosure Schedule:

                  (i) all such Plans and Benefit Arrangements substantially comply and have been administered in all material respects in form and in operation with all Applicable Laws, all required returns (including without limitation information returns) have been prepared in all material respects in accordance with all Applicable Laws and have been timely filed with any Authority with respect to any such Plan or Benefit Arrangement, and neither Pierce Leahy nor any Pierce Leahy Subsidiary has received any outstanding written notice from any Authority questioning or challenging such compliance;

                  (ii) all such Plans maintained or previously maintained by Pierce Leahy or any Pierce Leahy Subsidiary that are or were intended to comply with Section 401 of the Code comply and complied in all material respects in form and in operation with all applicable requirements of such Section, a favorable determination letter has been received from the Internal Revenue Service with respect to each such Plan or the sponsor of the Plan is entitled to rely on a favorable opinion letter issued to the prototype sponsor by the Internal Revenue Service with respect to each such Plan or an application for a favorable determination letter is pending with the Internal Revenue Service, and no event has occurred which will or would reasonably be expected to give rise to disqualification of any such Plan under such Section or to a tax under Section 511 of the Code;

                  (iii) none of the assets of any such Plan are invested in employer securities or employer real property;

                  (iv) neither Pierce Leahy nor any of its Subsidiaries has engaged in any non-exempt prohibited transactions (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any such Plan;

                  (v) there have been no acts or omissions by Pierce Leahy or any Pierce Leahy Subsidiary which have given rise to or would reasonably be expected to give rise to material fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 of ERISA or Chapter 43 of the Code for which Pierce Leahy or any Pierce Leahy Subsidiary may be liable;

                  (vi) there are no material Claims (other than routine claims for benefits) pending or, to Pierce Leahy's knowledge, threatened in writing involving such Plans or the assets of such Plans, except as set forth on Section 3.10(a)(vi) of the Pierce Leahy Disclosure Schedule;

                  (vii) no such Plan is subject to Title IV of ERISA, or if subject, there have been no "reportable events" (as described in Section 4043 of ERISA) as to which there is any material risk of termination of such Plan, and no steps have been taken to terminate any such Plan;

                  (viii) neither Pierce Leahy nor, to Pierce Leahy's knowledge, any Pierce Leahy Subsidiary nor any of their respective directors, officers, employees or any other fiduciary has committed any material breach of fiduciary responsibility imposed by ERISA that would subject Pierce Leahy or any Pierce Leahy Subsidiary or any of their respective directors, officers or employees to liability under ERISA;

                  (ix) no such Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code had an accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recently completed fiscal year of such Plan;

                  (x) no material liability to the PBGC has been or is expected by Pierce Leahy or any Pierce Leahy Subsidiary to be incurred by Pierce Leahy or any Pierce Leahy Subsidiary with respect to any such Plan, and there has been no event or condition which presents a material risk of termination of any such Plan by the PBGC; and

                  (xi) except as set forth in Section 3.10(a)(xi) of the Pierce Leahy Disclosure Schedule (which entry, if applicable, shall indicate the present value of accumulated plan liabilities calculated in a manner consistent with FAS 106 and actual annual expense for such benefits for each of the last two (2) years) or pursuant to the provisions of COBRA, which provisions have been complied with in all material respects, neither Pierce Leahy nor any Pierce Leahy Subsidiary maintains any Plan that provides benefits described in Section 3(1) of ERISA to any former employees or retirees of Pierce Leahy or any of its Subsidiaries.

         (b) Except as disclosed in Section 3.10(b) of the Pierce Leahy Disclosure Schedule, neither Pierce Leahy nor any Pierce Leahy Subsidiary is or ever has been a party to any Multiemployer Plan or made contributions to any such plan.

         Section 3.11. Authorized and Outstanding Capital Stock.

         (a) As of September 30, 1999, the authorized and outstanding capital stock of Pierce Leahy was as set forth in Section 3.11(a) of the Pierce Leahy Disclosure Schedule. All of such outstanding capital stock has been duly authorized and validly issued, is fully paid and nonassessable and is not subject to any preemptive or similar rights. From September 30, 1999 through the date of this Agreement, Pierce Leahy has not issued any shares of capital stock other than issuances of Pierce Leahy Common Stock in accordance with the exercise of Pierce Leahy Options or under Pierce Leahy's 401(k) Plan in accordance with past practice. Shares of Pierce Leahy Common Stock issued and outstanding on the record date for the Pierce Leahy Special Meeting will be the only class of capital stock eligible to vote on this Agreement, the Merger and the Transactions. Except as set forth in Section 3.11(a) or 3.1(d) of the Pierce Leahy Disclosure Schedule, (i) there is neither outstanding nor has Pierce Leahy or any Pierce Leahy Subsidiary agreed to grant or issue any shares of its capital stock, other equity interests, any Option Security, Convertible Security or Voting Debt, and (ii) neither Pierce Leahy nor any Pierce Leahy Subsidiary is a party to and neither Pierce Leahy nor any Pierce Leahy Subsidiary is bound by any Contractual Obligation, put or commitment pursuant to which it is obligated to purchase, redeem or otherwise acquire any shares of capital stock, other equity interests, any Option Security, Convertible Security or Voting Debt. Neither Pierce Leahy nor any Pierce Leahy Subsidiary has any bonds, debentures, notes or other Indebtedness having general voting rights or convertible into instruments having general voting rights ("Voting Debt") outstanding. Between the date of this Agreement and the Closing, except as set forth in Section 3.11(a) of the Pierce Leahy Disclosure Schedule, neither Pierce Leahy nor any of its Subsidiaries will issue, sell or purchase or agree to issue, sell or purchase any capital stock, other equity interests, any Option Security, Convertible Security or Voting Debt of Pierce Leahy or any of its Subsidiaries, except to the extent required or permitted pursuant to the terms hereof. All of the issued and outstanding shares of Pierce Leahy's capital stock and each Option Security or Convertible Security of Pierce Leahy were issued and sold or granted in compliance with the Securities Act and applicable state securities laws.

         (b) As of September 30, 1999, (i) Option Securities to acquire 288,500 shares of Pierce Leahy Common Stock were outstanding under Pierce Leahy's 1997 Stock Option Plan (the "Pierce Leahy 1997 Option Plan"), including in such number Option Securities which were then exercisable to acquire 29,003 shares of Pierce Leahy Common Stock; (ii) Option Securities to acquire 1,047,746 shares of Pierce Leahy Common Stock were outstanding under Pierce Leahy's Nonqualified Stock Option Plan (the "Pierce Leahy Nonqualified Option Plan" and, together with the 1997 Option Plan, the "Pierce Leahy Option Plans"), including in such number Option Securities which were then exercisable to acquire 802,400 shares of Pierce Leahy Common Stock; and (iii) 1,211,000 shares of Pierce Leahy Common Stock were reserved for future issuance pursuant to Option Securities which may be granted under the Pierce Leahy Option Plans. From September 30, 1999 through the date of this Agreement, neither Pierce Leahy nor any of its Subsidiaries has issued any Option Securities. The Pierce Leahy Option Plans constitute the only plans or arrangements pursuant to which Option Securities or Convertible Securities to acquire shares of capital stock of Pierce Leahy or any of its Subsidiaries are currently outstanding. Other than as set forth in Section 3.11(b) of the Pierce Leahy Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Merger or the Transactions are events which will cause an acceleration of the exercise or vesting schedule of any such Option Security or Convertible Security. All shares of Pierce Leahy capital stock subject to issuance under an Option Security or Convertible Security of Pierce Leahy or any of its Subsidiaries will be, upon issuance on the terms and conditions specified in such Option Security or Convertible Security, validly issued, fully paid and nonassessable.

         (c) There are no voting trusts or other arrangements to which Pierce Leahy or any Pierce Leahy Subsidiary is a party with respect to the voting of capital stock of Pierce Leahy or any Pierce Leahy Subsidiary, except as set forth in Section 3.11(c) of the Pierce Leahy Disclosure Schedule.

         (d) At the Effective Time and at the time of issuance, the shares of Pierce Leahy Common Stock issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive (or similar) rights. All shares of Pierce Leahy Common Stock subject to issuance pursuant to converted Iron Mountain Options will be, upon issuance on the terms and conditions specified in the applicable Iron Mountain Option, validly issued, fully paid and nonassessable. As a result of an election duly and validly authorized, Pierce Leahy is not subject to Subchapter E (Sections 2541-2548), Subchapter G (Sections 2561-2568) and Subchapter H (Sections 2571-2578) of the PBCL.

         Section 3.12. Employment Arrangements.

         (a) Neither Pierce Leahy nor any Pierce Leahy Subsidiary is now or during the past three (3) years (at the time it was a Subsidiary of Pierce
Leahy) has been subject to or involved in or, to Pierce Leahy's knowledge, threatened in writing with any union elections, petitions therefor or other organizational or recruiting activities, except as described in Section 3.12(a) of the Pierce Leahy Disclosure Schedule. Except as set forth in Section 3.12(a) of the Pierce Leahy Disclosure Schedule, none of the employees of Pierce Leahy and its Subsidiaries are now, or during the past three (3) years (at the time it was a Subsidiary of Pierce Leahy) have been, represented by any labor union or other employee collective bargaining organization or are parties to any labor or other collective bargaining agreement, and there are no pending grievances, disputes or controversies with any union or any other employee collective bargaining organization of such employees, or, to Pierce Leahy's knowledge, threats in writing of strikes, work stoppages or slowdowns or any pending demands for collective bargaining by any union or other such organization or by any other employees, except as would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on Pierce Leahy.

         (b) Except as set forth in Section 3.12(b) of the Pierce Leahy Disclosure Schedule, no employee of Pierce Leahy or any Pierce Leahy Subsidiary will accrue or receive or is entitled to accrue or receive additional benefits, service or accelerated rights to payments of benefits, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a result of this Agreement, the Merger or the Transactions.

         Section 3.13. Material Agreements. To Pierce Leahy's knowledge, listed on Section 3.13 of the Pierce Leahy Disclosure Schedule are all Material Agreements to which Pierce Leahy or any Pierce Leahy Subsidiary is a party or to which it or any of its property is subject or bound. True, complete and correct copies of each of the Material Agreements have been furnished by Pierce Leahy to Iron Mountain. All of the Material Agreements are valid, binding and legally enforceable obligations of Pierce Leahy and, to Pierce Leahy's knowledge, the other parties thereto (subject to the Enforceability Exceptions), except where the lack of enforceability would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on Pierce Leahy. Except as set forth in Section 3.13 of the Pierce Leahy Disclosure Schedule, Pierce Leahy and each Pierce Leahy Subsidiary have duly complied in all material respects with all of the terms and conditions of each Material Agreement and have not done or performed, or failed to do or perform (and there is no pending or, to the knowledge of Pierce Leahy, threatened (in writing) Claim that Pierce Leahy or any Pierce Leahy Subsidiary has not so complied, done and performed or failed to do and perform) any act the effect of which would be to invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) such Material Agreement or impair the rights or benefits, or increase the costs, of Pierce Leahy or any Pierce Leahy Subsidiary, under any of the Material Agreements, except as would not reasonably be expected to have, individually or in the aggregate, an Adverse Effect on Pierce Leahy. Except as set forth in Section 3.13 of the Pierce Leahy Disclosure Schedule, neither the execution and delivery of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, nor the consummation of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by Pierce Leahy will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Material Agreement.

         Section  3.14.  Ordinary  Course  of  Business.  Except as set forth in
Section 3.14 of the Pierce Leahy Disclosure Schedule or disclosed in the Pierce Leahy SEC Reports, since the date of the most recent audited Pierce Leahy Financial Statements included in the Pierce Leahy SEC Reports through the date of this Agreement, Pierce Leahy and its Subsidiaries have operated their respective businesses only in the ordinary and usual course and in substantially the same manner as previously conducted and there has not been:

                  (i) any damage, destruction or loss with respect to the properties or assets of Pierce Leahy or its Subsidiaries whether covered by insurance or not, which has had or would reasonably be expected to have, individually or in the aggregate, an Adverse Effect with respect to Pierce Leahy;

                  (ii) any other change, occurrence or circumstance that had or would reasonably be expected to have an Adverse Effect with respect to Pierce Leahy;

                  (iii) any change to any accounting methods used by Pierce Leahy, unless required in accordance with GAAP;

                  (iv) any declaration or payment of any Distributions in respect of the outstanding shares of capital stock of Pierce Leahy or any of its Subsidiaries (other than dividends declared or paid by wholly-owned Subsidiaries or Distributions on the Pierce Leahy Preferred Stock in accordance with its terms);

                  (v) any split, combination or reclassification of Pierce Leahy's capital stock or any issuance of shares of capital stock of Pierce Leahy or any Pierce Leahy Subsidiary or any other change in the authorized capitalization of Pierce Leahy or any Pierce Leahy Subsidiary, except as contemplated or permitted by this Agreement or pursuant to employee benefit plans, programs or arrangements in existence on the date of this Agreement;

                  (vi) any repurchase or redemption by Pierce Leahy of shares of its capital stock or any issuance by Pierce Leahy of any other securities in exchange or in substitution for shares of its capital stock except pursuant to employee benefit plans, programs or arrangements in existence on the date of this Agreement, in the ordinary course of business consistent with past practice;

                  (vii) any grant or award of any Option Securities or Convertible Securities or other rights to acquire any shares of capital stock or other equity interests of Pierce Leahy or any Subsidiary, except as contemplated or permitted by this Agreement or except pursuant to employee benefit plans, programs or arrangements in existence on the date of this Agreement, in the ordinary course of business consistent with past practice; or

                  (viii) any sale or other disposal of, or any contract to sell or otherwise dispose of, any of its properties or assets, other than in the ordinary course of business.

         Section 3.15. Broker or Finder. Except as set forth on Section 3.15 of the Pierce Leahy Disclosure Schedule, no Person assisted in or brought about the negotiation of this Agreement, the Merger or the subject matter of the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of Pierce Leahy or is entitled to any brokerage, finder's or other fee or commission from Pierce Leahy in connection with the Transactions. Pierce Leahy has heretofore furnished to Iron Mountain a complete and correct copy of all agreements between Pierce Leahy and the Persons set forth on Section
3.15 of the Pierce Leahy Disclosure Schedule pursuant to which such Person would be entitled to payment relating to the Transactions.

         Section 3.16. Environmental Matters.

         (a) Except as set forth in Section 3.16(a) of the Pierce Leahy Disclosure Schedule, Pierce Leahy and its Subsidiaries have complied with all applicable Environmental Laws except where the failure to comply would not be reasonably expected to have an Adverse Effect on Pierce Leahy. There is no pending or, to Pierce Leahy's knowledge, threatened (in writing), civil or criminal Legal Actions, written notice of violation, formal administrative proceeding or investigation, inquiry or information request by any Authority relating to any Environmental Law involving Pierce Leahy or any of its Subsidiaries or any of their properties, which would, individually or in the aggregate, not reasonably be expected to have an Adverse Effect on Pierce Leahy.

         (b) Except as set forth in Section 3.16(b) of the Pierce Leahy Disclosure Schedule, there have been no releases of any Hazardous Materials into the environment by Pierce Leahy or any of its Subsidiaries, or, to Pierce Leahy's knowledge, by any other party at any parcel of real property or any facility formerly or currently owned, operated or controlled by Pierce Leahy or any of its Subsidiaries which would reasonably be expected to have an Adverse Effect on Pierce Leahy.

         (c) Section 3.16(c) of the Pierce Leahy Disclosure Schedule (which in accordance with Section 5.16 hereof, will be delivered within thirty (30) days after the date of this Agreement) sets forth all site assessments, audits or other investigations that have been conducted by or on behalf of Pierce Leahy or any Pierce Leahy Subsidiary within the last three (3) years as to environmental matters at any property owned, leased, operated or occupied by Pierce Leahy or any Pierce Leahy Subsidiary.

         Section 3.17. Board Action; Fairness Opinion.

         (a) The Board of Directors of Pierce Leahy at a meeting duly called and held, has by unanimous vote of those directors present (who constituted 100% of the directors then in office) (i) determined that this Agreement and the Transactions, including the Merger, are in the best interests of the Pierce Leahy Shareholders and has approved the same, (ii) resolved to recommend that the holders of the shares of Pierce Leahy Common Stock adopt this Agreement and the Transactions, including the Merger and (iii) nominated and recommended for election to the Pierce Leahy Stockholders the individuals who will serve as members of the Board of Directors of the Surviving Corporation at the Effective Time.

         (b) Pierce Leahy has received the opinion of First Union Securities, Inc., dated as of October 20, 1999, to the effect that, as of the date thereof, the consideration to be received in the Merger by the shareholders of Pierce Leahy is fair, from a financial point of view, to such shareholders. A signed, true and complete copy of such opinion has been delivered to Iron Mountain or will be promptly delivered to Iron Mountain by Pierce Leahy.

         Section 3.18. Materiality. The matters and items excluded from the representations and warranties set forth in this Article by operation of the materiality exceptions and materiality qualifications contained in such representations and warranties, in the aggregate for all such excluded matters and items, are not and would not reasonably be expected to be Adverse to Pierce Leahy.

                                   ARTICLE 4.

                 REPRESENTATIONS AND WARRANTIES OF IRON MOUNTAIN

         Iron Mountain hereby represents and warrants to Pierce Leahy as follows:

         Section 4.1. Organization and Business; Power and Authority; Effect of Transaction.

         (a)      Iron Mountain:

                  (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware,

                  (ii) has all requisite corporate power and corporate authority to own or hold under lease its properties and to conduct its business, and has in full force and effect all Governmental Authorizations and Private Authorizations and has made all Governmental Filings, to the extent required for such ownership and lease of its property and conduct of its business, except to the extent the failure to be in full force and effect or to have made such Governmental Filings would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect, and

                  (iii) is duly qualified and authorized to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of its property or the nature of its business or operations requires such qualification or authorization, except to the extent the failure to so qualify or to maintain such authorizations would not reasonably be expected to have an Adverse Effect.

         (b) Iron Mountain has all requisite corporate power and corporate authority to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto and to consummate the Merger and the Transactions, and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto have been duly authorized by all requisite corporate action (other than that of the Iron Mountain Stockholders). This Agreement has been duly executed and delivered by Iron Mountain and constitutes, and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Merger and the Transactions, when executed and delivered by Iron Mountain or an Iron Mountain Stockholder will constitute, legal, valid and binding obligations of Iron Mountain or such Iron Mountain Stockholder, enforceable in accordance with their respective terms, except as such enforceability may be subject to the Enforceability Exceptions. The affirmative vote of the holders of a majority of the outstanding shares of Iron Mountain Common Stock is the only vote of the holders of any class or series of the capital stock of Iron Mountain necessary to approve this Agreement, the Merger and the Transactions under Applicable Law and Iron Mountain's Organic Documents. The provisions of Section 203 of the DGCL will not apply to this Agreement, the Merger or the Transactions.

         (c) Except as set forth in Section 4.1(c) of the Iron Mountain Disclosure Schedule (which in accordance with Section 5.16 hereof (other than those sections relating to Applicable Law,

Organic Documents and Material Agreements, which sections shall be delivered herewith), will be delivered within thirty (30) days after the date of this Agreement), neither the execution and delivery of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, nor the consummation of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by Iron Mountain:

                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Applicable Law on the part of Iron Mountain or any Iron Mountain Subsidiary or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Organic Document or any Contractual Obligation of Iron Mountain or any Iron Mountain Subsidiary, other than any such conflict, breach, violation or default as would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect,

                  (ii) will result in or permit the creation or imposition of any Lien upon any property now owned or leased by Iron Mountain or any Iron Mountain Subsidiary, except for such Liens that, individually or in the aggregate, would not reasonably be expected to have an Adverse Effect,

                  (iii)  will   require  any   Governmental   Authorization   or
         Governmental Filing or Private Authorization, except for the certificate and articles of merger and related filings under the DGCL and the PBCL in connection with the Merger and the Transactions and except pursuant to the HSR Act, the Exchange Act , the Securities Act or any applicable state securities laws, or as otherwise would not reasonably be expected to have an Adverse Effect.

         (d) Iron Mountain does not have any Subsidiaries other than those set forth on Section 4.1(d) of the Iron Mountain Disclosure Schedule, each of which is directly or indirectly wholly owned (except as set forth in Section 4.1(d) of the Iron Mountain Disclosure Schedule), is an Entity which is duly organized, validly existing and in good standing under the laws of the respective jurisdiction of organization set forth opposite its name on Section 4.1(d) of the Iron Mountain Disclosure Schedule, and is duly qualified and in good standing in each other jurisdiction in which the character of its property or the nature of its business or operations requires such qualification or authorization (except to the extent the failure to be duly organized, validly existing or in good standing or to so qualify would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect), with full corporate or similar power and corporate or similar authority to carry on the business in which it is engaged. Except as set forth in Section 4.1(d) to the Iron Mountain Disclosure Schedule, each Iron Mountain Subsidiary has in full force and effect all Governmental Authorizations and Private Authorizations, and has made all Governmental Filings to the extent required for such ownership and lease of its property and conduct of its business, except to the extent the failure to so have such Authorizations or made such Governmental Filings would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect. Except to the extent set forth on Section 4.1(d) of the Iron Mountain Disclosure Schedule, Iron Mountain owns, directly or indirectly through other Iron Mountain Subsidiaries, all of the outstanding capital stock or other equity interests (as shown on Section 4.1(d) of the Iron Mountain Disclosure Schedule) of each Iron Mountain Subsidiary, free and clear of all Liens, and all such stock or other equity interests have been duly authorized and validly issued and are fully paid and nonassessable and were issued and sold in compliance with the Securities Act, the Exchange Act and applicable state securities laws. Except as set forth in
Section 4.1(d) of the Iron Mountain Disclosure Schedule, (i) there is neither outstanding nor has any Iron Mountain Subsidiary agreed to grant or issue any shares of its capital stock or other equity interests or any Option Security or Convertible Security, and (ii) no Iron Mountain Subsidiary is a party to or is bound by any agreement, put or commitment pursuant to which it is obligated to purchase, redeem or otherwise acquire any shares of capital stock or other equity interests or any Option Security or Convertible Security.

         (e) Iron Mountain does not own any capital stock or equity or other interest in any other Entity or enterprise, however organized and however such interest may be denominated or evidenced, except as set forth in Section 4.1(d) or 4.1(e) of the Iron Mountain Disclosure Schedule.

         Section 4.2. SEC Filings; Financial Statements.

         (a) Iron Mountain has filed all forms, reports and documents required to be filed by it with the SEC, and has heretofore made available to Pierce Leahy, in the form filed with the SEC (including any exhibits thereto), (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1998, (ii) its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, (iii) its proxy statement relating to its 1999 meeting of stockholders, (iv) all of its registration statements that are effective as of the date of this Agreement under which shares of Iron Mountain Common Stock are still available for issuance (a complete list of which is set forth in Section 4.2(a) of the Iron Mountain Disclosure Schedule), and (v) all other forms, reports and registration statements filed by it with the SEC since January 1, 1999 (the forms, reports and other documents referred to in clauses (i), through (v) above, together with all other forms, reports and documents filed by Iron Mountain with the SEC, being referred to herein collectively as the "Iron Mountain SEC Reports"). The Iron Mountain SEC Reports and any forms, reports and other documents filed by Iron Mountain with the SEC after the date of this Agreement, (x) complied with or will comply in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made with respect to any information provided by Pierce Leahy that is or will be included in any Iron Mountain SEC Report. None of Iron Mountain's Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 12 or 15 of the Exchange Act.

         (b) Iron Mountain's financial statements, including in each case the notes thereto, contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999 (the "Iron Mountain Financial Statements") (i) have been prepared from, and are in accordance with, the books and records of Iron Mountain and its consolidated Subsidiaries, (ii) comply in all material respects with applicable accounting requirements and with published rules and regulations of the SEC with respect thereto, (iii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein, are true, correct and complete, and (iv) fairly present the financial condition and results of operations and cash flows of

Iron Mountain and its Subsidiaries, on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited financial statements to normal nonmaterial year-end audit adjustments and accruals and to the absence of complete footnotes.

         Section 4.3. Changes in Condition. Since the date of the most recent financial statements forming part of the Iron Mountain Financial Statements, except to the extent specifically described in Section 4.3 of the Iron Mountain Disclosure Schedule, there has been no Adverse Change in Iron Mountain. To Iron Mountain's knowledge, there is no Event known to Iron Mountain which Adversely Affects, or would reasonably be expected to Adversely Affect, Iron Mountain and its Subsidiaries, taken as a whole, or the ability of Iron Mountain to perform any of the obligations set forth in this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto.

         Section 4.4. Liabilities. (i) At the date of the most recent balance sheet forming part of the Iron Mountain Financial Statements, neither Iron Mountain nor any Iron Mountain Subsidiary had any obligations or liabilities, accrued or unaccrued, fixed, absolute, contingent or other (including, without limitation, any contingent payments or "earnouts" owing under any acquisition agreement), except as disclosed in such balance sheet, or the notes thereto, and
(ii) since such date, neither Iron Mountain nor any Iron Mountain Subsidiary has incurred any such obligations or liabilities, other than those incurred in the ordinary course of business consistent with past practice of Iron Mountain and Iron Mountain Subsidiaries, and other than obligations and liabilities which in the case of clauses (i) and (ii) do not and, to Iron Mountain's knowledge, would not, individually or in the aggregate, reasonably be expected to Adversely Affect Iron Mountain, except to the extent set forth in Section 4.4 of the Iron Mountain Disclosure Schedule. Neither Iron Mountain nor any Iron Mountain Subsidiary has guaranteed or is otherwise primarily or secondarily liable in respect of any obligation or liability of any other Person (other than Iron Mountain or an Iron Mountain Subsidiary), except for endorsements of negotiable instruments for deposit in the ordinary course of business, consistent with prior practice, or as disclosed in the most recent balance sheet, or the notes thereto, forming part of the Iron Mountain Financial Statements or in Section
4.4 of the Iron Mountain Disclosure Schedule.

         Section 4.5. Title to Properties; Leases. Except as would not reasonably be expected to have an Adverse Effect on Iron Mountain, each of Iron Mountain and its Subsidiaries has good legal, marketable and insurable title, with respect to all real property owned (in fee simple), good title with respect to all real property leased (in leasehold) reflected as an asset on the most recent balance sheet forming part of the Iron Mountain Financial Statements, or held by Iron Mountain or any such Subsidiary for use in its business, if not so reflected, and good indefeasible and merchantable title to all other assets, tangible and intangible, reflected on the most recent balance sheet forming part of the Iron Mountain Financial Statements, or (excluding leased real estate) held by Iron Mountain or any Iron Mountain Subsidiary for use in its business if not so reflected, or purported to have been acquired by Iron Mountain or any Iron Mountain Subsidiary since such date, except inventory sold or depleted, or property, plant and other equipment used up or retired, since such date, in each case in the ordinary course of business consistent with the past practice of Iron Mountain and its Subsidiaries, free and clear of all Liens, except (i) Liens reflected in the Iron Mountain Financial Statements, (ii) Liens set forth on Section 4.5(a) of the Iron Mountain Disclosure Schedule, (iii) Permitted Liens, and (iv) such Liens that do not or would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on Iron Mountain. Each Lease or other occupancy or other agreement under which Iron Mountain or any Iron Mountain Subsidiary holds real or personal property has been duly authorized, executed and delivered by Iron Mountain or an Iron Mountain Subsidiary, and, to Iron Mountain's knowledge, by each of the other parties thereto; each such Lease is a legal, valid and binding obligation of Iron Mountain or an Iron Mountain Subsidiary, and, to Iron Mountain's knowledge, of each other party thereto, enforceable in accordance with its terms (subject to the Enforceability Exceptions), except where the lack of such authorization, execution or delivery or the lack of the legal, valid and binding nature of such obligation would not reasonably be expected to have an Adverse Effect on Iron Mountain.

         Section 4.6. Compliance with Governmental Authorizations and Applicable Law.

         (a) Section 4.6(a) of the Iron Mountain Disclosure Schedule contains a description of all Legal Actions which are pending in which Iron Mountain or any Iron Mountain Subsidiary is a party, or to which the businesses, operations or properties of Iron Mountain or any Iron Mountain Subsidiary are subject or, to Iron Mountain's knowledge, which are threatened in writing against, Iron Mountain or any Iron Mountain Subsidiary or any of their respective businesses, operations or properties, which, individually or in the aggregate, if determined against Iron Mountain or any Iron Mountain Subsidiary would reasonably be expected to have an Adverse Effect on Iron Mountain.

         (b) Iron Mountain and its Subsidiaries have obtained all Governmental Authorizations which are necessary for the ownership or use of their respective properties and the conduct of their respective businesses as now conducted by Iron Mountain or any Iron Mountain Subsidiary and such Governmental
Authorizations are in full force and effect, except for such Governmental Authorizations which, if not obtained and maintained in full force and effect, would singly or in the aggregate, reasonably be expected to have an Adverse Effect on Iron Mountain. Neither Iron Mountain nor any Iron Mountain Subsidiary is in material breach or violation of, or in default in the performance, observance or fulfillment of, any Governmental Authorization or any Applicable Law, and no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any Governmental Authorization or any Applicable Law, except for such breaches, violations or defaults as do not and, to Iron Mountain's knowledge, would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on Iron Mountain.

         Section 4.7. Year 2000. Any inability of Iron Mountain's and its Subsidiaries' systems (including, without limitation, any Year 2000 Systems) to properly recognize and process date sensitive information relating to the year 2000 will not have an Adverse Effect on Iron Mountain.

         Section 4.8. Related Transactions. Set forth in the Iron Mountain SEC Reports or on Section 4.8 of the Iron Mountain Disclosure Schedule is a true, correct and complete (in all material respects) description of any Contractual Obligation or transaction, whether now existing or existing during the period covered by the most recent audited Iron Mountain Financial Statements, between Iron Mountain or any Iron Mountain Subsidiary and any Affiliate thereof that is required to be disclosed pursuant to Item 404 of Regulation S-K, promulgated by the SEC.

         Section 4.9.      Tax Matters.

         (a) Each of Iron Mountain and each Iron Mountain Subsidiary has in accordance with all Applicable Laws duly and timely filed all Tax Returns which are required to be filed, and has paid, or made adequate provision for the payment of, all Taxes shown on such Tax Returns which have or may become due and payable pursuant to said Returns and all other governmental charges and assessments received to date, other than any failure to file Tax Returns or pay Taxes that would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on Iron Mountain. Except as would not, individually or in the aggregate, be reasonably expected to have an Adverse Effect on Iron Mountain, (i) the Tax Returns of Iron Mountain and each Iron Mountain Subsidiary have been prepared in accordance with all Applicable Laws and generally accepted principles applicable to taxation consistently applied; (ii) all Taxes which Iron Mountain and each Iron Mountain Subsidiary are required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable; and
(iii) neither Iron Mountain nor any Iron Mountain Subsidiary has executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of Iron Mountain or any Iron Mountain Subsidiary for the fiscal years prior to and including the most recent fiscal year. Neither Iron Mountain nor any Iron Mountain Subsidiary is a "consenting corporation" within the meaning of Section 341(f) of the Code. Each of Iron Mountain and each Iron Mountain Subsidiary has at all times been taxable as a Subchapter C corporation under the Code, except as otherwise set forth in Section 4.9(a) of the Iron Mountain Disclosure Schedule. Neither Iron Mountain nor any Iron Mountain Subsidiary has ever been a member of any consolidated group (other than exclusively with Iron Mountain and its Subsidiaries) for Tax purposes, except as set forth in Section 4.9(a) of the Iron Mountain Disclosure Schedule.

         (b) From the end of its most recent fiscal year to the date of this Agreement, neither Iron Mountain nor any Iron Mountain Subsidiary has made any payment on account of any Taxes except regular payments required in the ordinary course of business, consistent with prior practice, with respect to current operations or property presently owned.

         (c) The information shown on the Federal and foreign income Tax Returns of Iron Mountain and its Subsidiaries is true, correct and complete in all material respects and fairly and accurately reflects the information purported to be shown. Federal and state income Tax Returns of Iron Mountain and its non-foreign Subsidiaries have been examined by the Internal Revenue Service or applicable state Authority through the taxable periods set forth in Section 4.9(c) of the Iron Mountain Disclosure Schedule, and neither Iron Mountain nor any Iron Mountain Subsidiary has been notified in writing regarding any pending examination, except as shown in Section 4.9(c) of the Iron Mountain Disclosure Schedule.

         (d) Neither Iron Mountain nor any Iron Mountain Subsidiary is a party to any tax sharing agreement or arrangement.

         (e) Neither Iron Mountain nor any Iron Mountain Subsidiary is, and since the date of its incorporation has not been, a "United States real property holding corporation" as defined in Section 897 of the Code.

         Section 4.10. ERISA.

         (a) Neither Iron Mountain nor any Iron Mountain Subsidiary (which for purposes of this Section 4.10 shall include any ERISA Affiliate with respect to any Plan subject to Title IV of ERISA) contributes to any Plan or sponsors any Plan or Benefit Arrangement or, within the past five years, has contributed to or sponsored any Plan intended to comply with Section 401 of the Code, except as set forth in Section 4.10(a) of the Iron Mountain Disclosure Schedule. As to all Plans and Benefit Arrangements listed in Section 4.10(a) of the Iron Mountain Disclosure Schedule, and except as disclosed in such Section 4.10(a) of the Iron Mountain Disclosure Schedule:

                  (i) all such Plans and Benefit Arrangements substantially comply and have been administered in all material respects in form and in operation with all Applicable Laws, all required returns (including without limitation information returns) have been prepared in all material respects in accordance with all Applicable Laws and have been timely filed with any Authority with respect to any such Plan or Benefit Arrangement, and neither Iron Mountain nor any Iron Mountain Subsidiary has received any outstanding written notice from any Authority questioning or challenging such compliance;

                  (ii) except as described in Section 4.10(a)(ii) of the Iron Mountain Disclosure Schedule, all such Plans maintained or previously maintained by Iron Mountain or any Iron Mountain Subsidiary that are or were intended to comply with Section 401 of the Code comply and complied in all material respects in form and in operation with all applicable requirements of such Section, a favorable determination letter has been received from the Internal Revenue Service with respect to each such Plan or the sponsor of the Plan is entitled to rely on a favorable opinion letter issued to the prototype sponsor by the Internal Revenue Service with respect to each such Plan or an application for a favorable determination letter is pending with the Internal Revenue Service, and no event has occurred which will or would reasonably be expected to give rise to disqualification of any such Plan under such Section or to a tax under Section 511 of the Code;

                  (iii) none of the assets of any such Plan are invested in employer securities or employer real property;

                  (iv) neither Iron Mountain nor any of its Subsidiaries has engaged in any non-exempt prohibited transactions (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any such Plan;

                  (v) there have been no acts or omissions by Iron Mountain or any Iron Mountain Subsidiary which have given rise to or would reasonably be expected to give rise to material fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 of ERISA or Chapter 43 of the Code for which Iron Mountain or any Iron Mountain Subsidiary may be liable;

                  (vi) there are no material Claims (other than routine claims for benefits) pending or, to Iron Mountain's knowledge, threatened in writing involving such Plans or the assets of such Plans, except as set forth on Section 4.10(a)(vi) of the Iron Mountain Disclosure Schedule;

                  (vii) except as described in Section 4.10(a)(vii) of the Iron Mountain Disclosure Schedule, no such Plan is subject to Title IV of ERISA, or if subject, there have been no "reportable events" (as described in Section 4043 of ERISA) as to which there is any material risk of termination of such Plan, and no steps have been taken to terminate any such Plan;

                  (viii) neither Iron Mountain nor, to Iron Mountain's knowledge, any Iron Mountain Subsidiary nor any of their respective directors, officers, employees or any other fiduciary has committed any material breach of fiduciary responsibility imposed by ERISA that would subject Iron Mountain or any Iron Mountain Subsidiary or any of their respective directors, officers or employees to liability under ERISA;

                  (ix) no such Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code had an accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recently completed fiscal year of such Plan;

                  (x) no material liability to the PBGC has been or is expected by Iron Mountain or any Iron Mountain Subsidiary to be incurred by Iron Mountain or any Iron Mountain Subsidiary with respect to any such Plan, and there has been no event or condition which presents a material risk of termination of any such Plan by the PBGC; and

                  (xi) except as set forth in Section 4.10(a)(xi) of the Iron Mountain Disclosure Schedule (which entry, if applicable, shall indicate the present value of accumulated plan liabilities calculated in a manner consistent with FAS 106 and actual annual expense for such benefits for each of the last two (2) years) or pursuant to the provisions of COBRA, which provisions have been complied with in all material respects, neither Iron Mountain nor any Iron Mountain Subsidiary maintains any Plan that provides benefits described in
         Section 3(1) of ERISA to any former employees or retirees of Iron Mountain or any of its Subsidiaries.

         (b) Except as disclosed in Section 4.10(b) of the Iron Mountain Disclosure Schedule, neither Iron Mountain nor any Iron Mountain Subsidiary is or ever has been a party to any Multiemployer Plan or made contributions to any such plan.

         Section 4.11. Authorized and Outstanding Capital Stock.

         (a) As of September 30, 1999, the authorized and outstanding capital stock of Iron Mountain was as set forth in Section 4.11(a) of the Iron Mountain Disclosure Schedule. All of such outstanding capital stock has been duly authorized and validly issued, is fully paid and nonassessable and is not subject to any preemptive or similar rights. From September 30, 1999 through the date of this Agreement, Iron Mountain has not issued any shares of capital stock other than issuances of Iron Mountain Common Stock in accordance with the exercise of Iron Mountain Options or under the Iron Mountain ESPP Plan in accordance with past practice. Shares of Iron Mountain Common Stock issued and outstanding on the record date for the Iron Mountain Special Meeting will be the only class of capital stock eligible to vote on this Agreement, the Merger and the Transactions. Except as set forth in Section 4.11(a) or 4.1(d) of the Iron Mountain Disclosure Schedule, (i) there is neither outstanding nor has Iron Mountain or any Iron Mountain Subsidiary agreed to grant or issue any shares of its capital stock, other equity interests, any Option Security, Convertible Security or Voting Debt, and (ii) neither Iron Mountain nor any Iron Mountain Subsidiary is a party to and neither Iron Mountain nor any Iron Mountain Subsidiary is bound by any Contractual Obligation, put or commitment pursuant to which it is obligated to purchase, redeem or otherwise acquire any shares of capital stock, other equity interests, any Option Security, Convertible Security or Voting Debt. Neither Iron Mountain nor any Iron Mountain Subsidiary has any Voting Debt outstanding. Between the date of this Agreement and the Closing, except as set forth in Section 4.11(a) of the Iron Mountain Disclosure Schedule, neither Iron Mountain nor any of its Subsidiaries will issue, sell or purchase or agree to issue, sell or purchase any capital stock, other equity interests, any Option Security, Convertible Security or Voting Debt of Iron Mountain or any of its Subsidiaries, except to the extent required or permitted pursuant to the terms hereof. All of the issued and outstanding shares of Iron Mountain's capital stock and each Option Security or Convertible Security of Iron Mountain were issued and sold or granted in compliance with the Securities Act and applicable state securities laws.

         (b)  As of  September  30,  1999,  (i)  Option  Securities  to  acquire
2,120,795 shares of Iron Mountain Common Stock were outstanding under Iron Mountain's 1995 Stock Incentive Plan (the "Iron Mountain 1995 Option Plan"), including in such number Option Securities which were then exercisable to acquire 929,631 shares of Iron Mountain Common Stock; (ii) Option Securities to acquire 264,227 shares of Iron Mountain Common Stock were outstanding under the Iron Mountain/ATSI 1995 Stock Option Plan (the "Iron Mountain/ATSI Option Plan"), including in such number Option Securities which were then exercisable to acquire 222,297 shares of Iron Mountain Common Stock; (iii) no Option Securities to acquire shares of Iron Mountain Common Stock were outstanding under Iron Mountain's 1998 Employee Stock Purchase Plan (the "Iron Mountain ESPP Plan" and, together with the Iron Mountain 1995 Option Plan, the "Iron Mountain Option Plans"); and (iv) 531,350 shares of Iron Mountain Common Stock were reserved for future issuance pursuant to Option Securities which may be granted under the Iron Mountain 1995 Option Plan and 375,000 shares of Iron Mountain Common Stock were reserved for future issuance pursuant to Option Securities which may be granted under the Iron Mountain ESPP Plan. From September 30, 1999 through the date of this Agreement, neither Iron Mountain nor any of its Subsidiaries has issued any Option Securities, other than Option Securities under the Iron Mountain ESPP Plan in accordance with past practice. The Iron Mountain Option Plans constitute the only plans or arrangements pursuant to which Option Securities or Convertible Securities to acquire shares of capital stock of Iron Mountain or any of its Subsidiaries are currently outstanding. Other than as set forth in Section 4.11(b) of the Iron Mountain Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Merger or the Transactions are events which will cause an acceleration of the exercise or vesting schedule of any such Option Security or Convertible Security. All shares of Iron Mountain capital stock subject to issuance under an Option Security or Convertible Security of Iron Mountain or any of its Subsidiaries will be, upon issuance on the terms and conditions specified in such Option Security or Convertible Security, validly issued, fully paid and nonassessable.

         (c) There are no voting trusts or other arrangements to which Iron Mountain or any Iron Mountain Subsidiary is a party with respect to the voting of capital stock of Iron Mountain or any Iron Mountain Subsidiary.

         Section 4.12. Employment Arrangements.

         (a) Neither Iron Mountain nor any Iron Mountain Subsidiary is now or during the past three (3) years (at the time it was a Subsidiary of Iron Mountain) has been subject to or involved in or, to Iron Mountain's knowledge, threatened in writing with any union elections, petitions therefor or other organizational or recruiting activities, except as described in Section 4.12(a) of the Iron Mountain Disclosure Schedule. Except as set forth in Section 4.12(a) of the Iron Mountain Disclosure Schedule, none of the employees of Iron Mountain and its Subsidiaries are now, or during the past three (3) years (at the time it was a Subsidiary of Iron Mountain) have been, represented by any labor union or other employee collective bargaining organization or are parties to any labor or other collective bargaining agreement, and there are no pending grievances, disputes or controversies with any union or any other employee collective bargaining organization of such employees, or, to Iron Mountain's knowledge, threats in writing of strikes, work stoppages or slowdowns or any pending demands for collective bargaining by any union or other such organization or by any other employees, except as would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on Iron Mountain.

         (b)  Except  as set  forth in  Section  4.12(b)  of the  Iron  Mountain
Disclosure Schedule, no employee of Iron Mountain or any Iron Mountain Subsidiary will accrue or receive or is entitled to accrue or receive additional benefits, service or accelerated rights to payments of benefits, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a result of this Agreement, the Merger or the Transactions.

         Section 4.13. Material Agreements. To Iron Mountain's knowledge, listed on Section 4.13 of the Iron Mountain Disclosure Schedule are all Material Agreements to which Iron Mountain or any Iron Mountain Subsidiary is a party or to which it or any of its property is subject or bound. True, complete and correct copies of each of the Material Agreements have been furnished by Iron Mountain to Pierce Leahy. All of the Material Agreements are valid, binding and legally enforceable obligations of Iron Mountain and, to Iron Mountain's knowledge, the other parties thereto (subject to the Enforceability Exceptions), except where the lack of enforceability would not, individually or in the aggregate, reasonably be expected to have an Adverse Effect on Iron Mountain. Except as set forth in Section 4.13 of the Iron Mountain Disclosure Schedule, Iron Mountain and each Iron Mountain Subsidiary have duly complied in all material respects with all of the terms and conditions of each Material Agreement and have not done or performed, or failed to do or perform (and there is no pending or, to the knowledge of Iron Mountain, threatened (in writing) Claim that Iron Mountain or any Iron Mountain Subsidiary has not so complied, done and performed or failed to do and perform) any act the effect of which would be to invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) such Material Agreement or impair the rights or benefits, or increase the costs, of Iron Mountain or any Iron Mountain Subsidiary, under any of the Material Agreements, except as would not reasonably be expected to have, individually or in the aggregate, an Adverse Effect on Iron Mountain. Except as set forth in Section
4.13 of the Iron Mountain Disclosure Schedule, neither the execution and delivery of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, nor the consummation of the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by Iron Mountain will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Material Agreement.

         Section  4.14.  Ordinary  Course  of  Business.  Except as set forth in
Section 4.14 of the Iron Mountain Disclosure Schedule or disclosed in the Iron Mountain SEC Reports, since the date of the most recent audited Iron Mountain Financial Statements included in the Iron Mountain SEC Reports through the date of this Agreement, Iron Mountain and its Subsidiaries have operated their respective businesses only in the ordinary and usual course and in substantially the same manner as previously conducted and there has not been:

                  (i) any damage, destruction or loss with respect to the properties or assets of Iron Mountain or its Subsidiaries whether covered by insurance or not, which has had or would reasonably be expected to have, individually or in the aggregate, an Adverse Effect with respect to Iron Mountain;

                  (ii) any other change, occurrence or circumstance that had or would reasonably be expected to have an Adverse Effect with respect to Iron Mountain;

                  (iii) any change to any accounting methods used by Iron Mountain, unless required in accordance with GAAP;

                  (iv) any declaration or payment of any Distributions in respect of the outstanding shares of capital stock of Iron Mountain or any of its Subsidiaries (other than dividends declared or paid by wholly-owned Subsidiaries);

                  (v) any split, combination or reclassification of Iron Mountain's capital stock or any issuance of shares of capital stock of Iron Mountain or any Iron Mountain Subsidiary or any other change in the authorized capitalization of Iron Mountain or any Iron Mountain Subsidiary, except as contemplated or permitted by this Agreement or pursuant to employee benefit plans, programs or arrangements in existence on the date of this Agreement;

                  (vi) any repurchase or redemption by Iron Mountain of shares of its capital stock or any issuance by Iron Mountain of any other securities in exchange or in substitution for shares of its capital stock except pursuant to employee benefit plans, programs or arrangements in existence on the date of this Agreement, in the ordinary course of business consistent with past practice;

                  (vii) any grant or award of any Option Securities or Convertible Securities or other rights to acquire any shares of capital stock or other equity interests of Iron Mountain or any Subsidiary, except as contemplated or permitted by this Agreement or except pursuant to employee benefit plans, programs or arrangements in existence on the date of this Agreement, in the ordinary course of business consistent with past practice; or

                  (viii) any sale or other disposal of, or any contract to sell or otherwise dispose of, any of its properties or assets, other than in the ordinary course of business.

         Section 4.15. Broker or Finder. Other than Bear, Stearns & Co. Inc., no Person assisted in or brought about the negotiation of this Agreement, the Merger or the subject matter of the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of Iron Mountain or is entitled to any brokerage, finder's or other fee or commission from Iron
Mountain in connection with the Transactions. Iron Mountain has heretofore furnished to Pierce Leahy a complete and correct copy of all agreements between Iron Mountain and Bear, Stearns & Co. Inc. pursuant to which such Person would be entitled to payment relating to the Transactions.

         Section 4.16. Environmental Matters.

         (a) Except as set forth in Section 4.16(a) of the Iron Mountain Disclosure Schedule, Iron Mountain and its Subsidiaries have complied with all applicable Environmental Laws except where the failure to comply would not be reasonably expected to have an Adverse Effect on Iron Mountain. There is no pending or, to Iron Mountain's knowledge, threatened (in writing), civil or criminal Legal Actions, written notice of violation, formal administrative proceeding or investigation, inquiry or information request by any Authority relating to any Environmental Law involving Iron Mountain or any of its Subsidiaries or any of their properties, which would, individually or in the aggregate, not reasonably be expected to have an Adverse Effect on Iron Mountain.

         (b) Except as set forth in Section 4.16(b) of the Iron Mountain Disclosure Schedule, there have been no releases of any Hazardous Materials into the environment by Iron Mountain or any of its Subsidiaries, or, to Iron Mountain's knowledge, by any other party at any parcel of real property or any facility formerly or currently owned, operated or controlled by Iron Mountain or any of its Subsidiaries which would reasonably be expected to have an Adverse Effect on Iron Mountain.

         (c) Section 4.16(c) of the Iron Mountain Disclosure Schedule (which in accordance with Section 5.16 hereof, will be delivered within thirty (30) days after the date of this Agreement) sets forth all site assessments, audits or other investigations that have been conducted by or on behalf of Iron Mountain or any Iron Mountain Subsidiary within the last three (3) years as to environmental matters at any property owned, leased, operated or occupied by Iron Mountain or any Iron Mountain Subsidiary.

         Section 4.17. Board Action; Fairness Opinion.

         (a) The Board of Directors of Iron Mountain at a meeting duly called and held, has by unanimous vote of those directors present (who constituted 100% of the directors then in office) (i) determined that this Agreement and the Transactions, including the Merger, are advisable to and in the best interests of the Iron Mountain Stockholders and has approved the same, and (ii) resolved to recommend that the holders of the shares of Iron Mountain Common Stock adopt this Agreement and the Transactions, including the Merger.

         (b) Iron Mountain has received the opinion of Bear, Stearns & Co. Inc., dated as of October 20, 1999, to the effect that, as of the date thereof, the "Exchange Ratio" (as defined in such opinion) equivalent to 1.10 shares of Iron Mountain Common Stock per share of Pierce Leahy Common Stock to be paid in connection with the Merger is fair, from a financial point of view, to the stockholders of Iron Mountain. A signed, true and complete copy of such opinion has been delivered to Pierce Leahy or will be promptly delivered to Pierce Leahy by Iron Mountain.

         Section 4.18. Materiality. The matters and items excluded from the representations and warranties set forth in this Article by operation of the materiality exceptions and materiality qualifications contained in such representations and warranties, in the aggregate for all such excluded matters and items, are not and would not reasonably be expected to be Adverse to Iron Mountain.

                                   ARTICLE 5.

                              ADDITIONAL COVENANTS

         Section 5.1.      Access to Information; Confidentiality.

         (a) Upon reasonable notice, each Party shall afford to the other Party and their respective Representatives full access during normal business hours throughout the period prior to the Effective Time to all of its properties, books, contracts (other than customer contracts), commitments and records (including without limitation Tax Returns) and, during such period, shall furnish promptly to one another (i) a copy of each report, schedule and other document filed or received by either of them pursuant to the requirements of any Applicable Law (including without limitation federal or state securities laws) or filed by it or any of its Subsidiaries with any Authority in connection with the Transactions or which would reasonably be expected to have an Adverse Effect on such Party and (ii) such other information concerning their respective businesses, properties and personnel as Pierce Leahy or Iron Mountain, as the case may be, shall reasonably request (other than customer contracts or the pricing thereof). Pierce Leahy and Iron Mountain acknowledge that they have heretofore executed a confidentiality agreement, dated October 4, 1999 (the "Confidentiality Agreement"), which separately and as incorporated herein shall remain in full force and effect after and notwithstanding the execution and delivery of this Agreement, and that information obtained from Pierce Leahy by Iron Mountain or its Representatives or by Pierce Leahy or its Representatives from Iron Mountain, pursuant to this Section 5.1(a), the Confidentiality
Agreement or otherwise, shall be subject to the provisions of the Confidentiality Agreement.

         (b) Subject to the terms and conditions of the Confidentiality Agreement, Iron Mountain and Pierce Leahy may disclose such information as may be necessary in connection with seeking all Governmental and Private Authorizations or that is required by Applicable Law or the rules of the NYSE to be disclosed. In the event that this Agreement is terminated, Iron Mountain and Pierce Leahy shall each promptly redeliver all non-public written material provided pursuant to this Section or any other provision of this Agreement or otherwise in connection with the Merger and the Transactions and shall not retain any copies, extracts or other reproductions in whole or in part of such written material other than one copy thereof which shall be delivered to independent counsel for such party.

         (c) No investigation pursuant to this Section 5.1 shall affect any representation or warranty in this Agreement of any Party hereto or any condition to the obligations of the Parties hereto.

         Section 5.2. Conduct of the Business of Pierce Leahy Pending the Merger. Between the date of this Agreement and the Closing Date, Pierce Leahy will, and will ensure that each of its Subsidiaries will (except (i) as may be described on Section 5.2 of the Pierce Leahy Disclosure

Schedule, (ii) as may be required or expressly contemplated or permitted by the terms of this Agreement, or (iii) as may be consented to by Iron Mountain, which consent shall not be unreasonably withheld or delayed):

                  (i) operate its business in the normal, usual and customary manner in the ordinary course of business, consistent with prior practice, and use all reasonable efforts, consistent with past practice, to maintain and preserve its business organization, assets, employees and advantageous business relationships;

                  (ii) not sell or otherwise dispose of or contract to sell or otherwise dispose of any material amount of properties or assets, other than in the ordinary course of business consistent with past practice;

                  (iii) not create or permit to be created any Lien on any of its properties, except such Liens which, individually or in the aggregate, would not reasonably be expected to have an Adverse Effect on Pierce Leahy;

                  (iv) except in the ordinary course of business, consistent with prior practice, not increase the compensation or fringe benefits payable or to become payable to any of its directors, officers, employees, advisers, consultants, salesmen or agents or otherwise alter, modify or change the terms of their employment or engagement, or grant any severance or termination pay not currently required to be paid under existing severance plans to, or enter into any employment, consulting or severance agreement with, any present or former director, officer or other employee of Pierce Leahy or any of its Subsidiaries, or establish, adopt, enter into or amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of directors, officers or employees;

                  (v) not settle any pending or threatened material Legal Action or any other Legal Action which relates to the Merger or the Transactions;

                  (vi) not (A) enter into, amend or terminate (1) any Material Agreement, except in the ordinary course of business, consistent with prior practice, in accordance with the terms thereof and which individually or in the aggregate would not reasonably be expected to have an Adverse Effect on Pierce Leahy, or (2) any Contractual Obligation or transaction with an Affiliate that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC, or (B) enter into or amend any Contractual Obligation which restrains, limits or impedes Pierce Leahy or any of its Subsidiaries (or, after the Merger, the Surviving Corporation or any of its Subsidiaries) from freely engaging in any business or competing anywhere in the world (including, without limitation, in connection with any joint venture or similar Entity that provides for such joint venture or Entity to be the exclusive provider of records management services in a particular geographic area);

                  (vii) not, directly or indirectly, (A) sell or transfer or agree to sell or transfer any shares of Pierce Leahy Common Stock, Pierce Leahy Preferred Stock or capital stock or other equity interests of it or any of its Subsidiaries directly or indirectly beneficially owned by Pierce Leahy or any of its Subsidiaries; or (B) split, combine or reclassify the Pierce Leahy Common Stock, Pierce Leahy Preferred Stock or any other outstanding capital stock or other equity interests of it or any of Pierce Leahy's Subsidiaries;

                  (viii) not, directly or indirectly, (A) amend its Organic Documents; (B) issue, grant or sell any Option Securities, Convertible Securities, shares of capital stock or other equity interests of Pierce Leahy or its Subsidiaries or any other ownership interests (including, without limitation, stock appreciation rights or phantom stock), other than (1) shares of Pierce Leahy Common Stock reserved for issuance on the date of this Agreement pursuant to the exercise of Pierce Leahy Options outstanding on the date of this Agreement, (2) dividends paid in kind in accordance with the terms of the Pierce Leahy Preferred Stock, or (3) shares of preferred stock of Pierce Leahy that satisfy the definition of Permitted Indebtedness ("Redeemable Preferred Stock"); (C) incur any Indebtedness other than borrowings under existing agreements as in effect on the date of this Agreement and under agreements representing Permitted Indebtedness so long as the proceeds of such borrowings are used in a manner consistent with this
         Section 5.2; or (D) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock (other than the Pierce Leahy Preferred Stock or Redeemable Preferred Stock);

                  (ix) not declare, set aside or pay any Distribution with respect to its capital stock (other than (A) the Stock Dividend, (B) in accordance with the terms of the Pierce Leahy Preferred Stock or (C) in accordance with the terms of any Redeemable Preferred Stock issued in accordance with Section 5.2(viii));

                  (x) not change any accounting methods used by it unless required in accordance with GAAP;

                  (xi)  not   acquire   or  agree  to   acquire  by  merging  or
         consolidating with, or by purchasing any of the assets of or equity in, or by any other manner, any business of any Person (A) having a fair market value (which amount shall include the maximum amount of any earnout or other contingent payment) in excess of $25 million individually or $100 million in the aggregate or (B) that is primarily engaged in a line of business different than those of Pierce Leahy and its Subsidiaries, regardless of fair market value; and

                  (xii) not authorize or enter into an agreement to do any of the foregoing.

         Section 5.3. Conduct of the Business of Iron Mountain Pending the Merger. Between the date of this Agreement and the Closing Date, Iron Mountain will, and will ensure that each of its Subsidiaries will (except (i) as may be described on Section 5.3 of the Iron Mountain Disclosure Schedule, (ii) as may be required or expressly contemplated or permitted by the terms of this Agreement, or (iii) as may be consented to by Pierce Leahy, which consent shall not be unreasonably withheld or delayed):

                  (i) operate its business in the normal, usual and customary manner in the ordinary course of business, consistent with prior practice, and use all reasonable efforts, consistent with past practice, to maintain and preserve its business organization, assets, employees and advantageous business relationships;

                  (ii) except as disclosed in Section 5.3(ii) of the Iron Mountain Disclosure Schedule, not sell or otherwise dispose of or contract to sell or otherwise dispose of any material amount of properties or assets, other than in the ordinary course of business consistent with past practice; provided, however, that Iron Mountain may sell or otherwise dispose of or contract to sell or otherwise dispose of any properties or assets which generated not more than $50 million in revenues for the fiscal year ended December 31, 1998, excluding, for purposes of such calculation, those properties and assets described in Section 5.3(ii) of the Iron Mountain Disclosure Schedule;

                  (iii) not create or permit to be created any Lien on any of its properties, except such Liens which, individually or in the aggregate, would not reasonably be expected to have an Adverse Effect on Iron Mountain;

                  (iv) not settle any pending or threatened Legal Action which relates to the Merger or the Transactions;

                  (v) not enter into, amend or terminate any Contractual Obligation or transaction with an Affiliate that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

                  (vi) not, directly or indirectly, (A) sell or transfer or agree to sell or transfer any shares of Iron Mountain Common Stock, preferred stock or capital stock or other equity interests of it or any of its Subsidiaries directly or indirectly beneficially owned by Iron Mountain or any of its Subsidiaries; provided, however, that Iron Mountain or one of its Subsidiaries may transfer its shares of capital stock of, or other equity interests in, any Subsidiary so long as such transaction would be permitted under Section 5.3(ii); or (B) split, combine or reclassify the Iron Mountain Common Stock or any other outstanding capital stock or other equity interests of it or any of Iron Mountain's Subsidiaries;

                  (vii) not, directly or indirectly, (A) amend its Organic Documents or (B) issue, grant or sell any Option Securities (other than under the Iron Mountain Option Plans), Convertible Securities, shares of capital stock or other equity interests of Iron Mountain or its Subsidiaries, other than (1) issuances by Iron Mountain of additional shares of Iron Mountain Common Stock in an aggregate amount not to exceed an additional ten percent (10%) of the number of outstanding shares of Iron Mountain Common Stock as of the date of this Agreement in connection with acquisitions by Iron Mountain or any of its Subsidiaries, (2) shares of Iron Mountain Common Stock pursuant to the exercise of Iron Mountain Options under the Iron Mountain Option Plans and (3) shares of preferred stock of Iron Mountain that do not represent Option Securities, Convertible Securities or Voting Debt);

                  (viii) not declare, set aside or pay any Distribution with respect to its capital stock (other than in accordance with the terms of any preferred stock issued in accordance with Section 5.3(vii) hereof);

                  (ix) not change any accounting methods used by it unless required in accordance with GAAP;

                  (x) not acquire or agree to acquire by merging or consolidating with, or by purchasing any of the assets of or equity in, or by any other manner, businesses or Persons (A) having a fair market value (which amount shall include the maximum amount of any earnout or other contingent payment) in excess of $200 million in the aggregate or
         (B) that are primarily engaged in a line of business different than those of Iron Mountain and its Subsidiaries, regardless of fair market value; and

                  (xi) not authorize or enter into an agreement to do any of the foregoing.

         Section 5.4. Control of Operations. Nothing contained in this Agreement shall give to Pierce Leahy or Iron Mountain, directly or indirectly, rights to control or direct the operations of Iron Mountain or Pierce Leahy, as the case may be, prior to the Effective Time. Prior to the Effective Time, each of Pierce Leahy and Iron Mountain shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

         Section 5.5.      Agreement to Cooperate.

         (a) Each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Merger and make effective the Transactions, including using its reasonable best efforts (i) to prepare and file with the applicable Authorities as promptly as practicable after the execution of this Agreement all requisite applications and amendments thereto, together with related information, data and exhibits, necessary to request issuance of orders approving the Merger and the Transactions by all such applicable Authorities, each of which must be obtained or become final in order to satisfy the condition applicable to it set forth in Section 6.1(c); (ii) to obtain all necessary or appropriate waivers, consents and approvals; (iii) to effect all necessary registrations, filings and submissions (including without limitation filings under federal or state securities laws or the HSR Act and any other submissions requested by the SEC, the FTC or the DOJ); and (iv) to lift any injunction or other legal bar to the Merger and the Transactions. Each of the Parties recognizes that the consummation of the Merger and the Transactions is subject to the preacquisition notification requirements of the HSR Act. Each agrees that it will file with the Antitrust Division of the DOJ and the FTC within fifteen (15) days of the date of this Agreement a Notification and Report Form in a manner so as to constitute substantial compliance with the notification requirements of the HSR Act. Each Party covenants and agrees to use its reasonable best efforts to achieve the prompt termination or expiration of any waiting period or any extension thereof under the HSR Act and to obtain any clearance required under the HSR Act for the consummation of the Merger, which efforts, for purposes of this Agreement, shall not require either Party, the Surviving Corporation or any of their respective Subsidiaries in order to obtain any consent or clearance from the DOJ, FTC or any other Authority to hold separate, sell or otherwise dispose of any assets, the effect of any of which, in the reasonable judgment of such Party, would be to materially impair the value of the Merger to such Party.

         (b) Pierce Leahy will use its reasonable best efforts on or prior to the Closing Date to obtain the satisfaction of the conditions specified in Sections 6.1 and 6.2. Iron Mountain will use its reasonable best efforts on or prior to the Closing Date to obtain the satisfaction of the conditions applicable to it specified in Sections 6.1 and 6.3.

         (c) The parties shall cooperate with one another in the preparation, execution and filing of all Returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes or any Plan, Benefit Arrangement or employment arrangement, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the Transactions that are required or permitted to be filed on or before the Effective Time.

         (d) Iron Mountain shall cause its independent accountants, and shall use its reasonable best efforts to cause any other independent accountants that have audited any financial statements of businesses acquired by Iron Mountain that are required to be included or incorporated by reference in the Registration Statement, to cooperate with Pierce Leahy and to consent to the use of their audit reports on audited financial statements for Iron Mountain or such other businesses for inclusion in the Registration Statement. Without limiting the generality of the foregoing, Iron Mountain agrees that it will (i) consent to the use of such audited financial statements in any registration statement or other document filed by Pierce Leahy under the Securities Act or the Exchange Act, and (ii) execute and deliver, and cause its officers to execute and deliver, such "representation" letters as are customarily delivered in connection with audits and as Pierce Leahy's independent accountants may reasonably request under the circumstances.

         (e) Pierce Leahy and Iron Mountain (i) shall supply consolidated financial statements for it and, to the extent required under Regulation S-X under the Securities Act, any acquired businesses, (and any and all documents and consents related thereto) which comply with Regulation S-X under the Securities Act and the applicable published rules and regulations thereunder for inclusion in any registration statement or other public filing of the other Party under the Securities Act and the Exchange Act, and any other offering circular or document used by Pierce Leahy or Iron Mountain, as the case may be, in any other offering, whether public or private, and (ii) shall use its reasonable best efforts to cause their respective independent accountants to cooperate with the other Party in connection with the foregoing (including, without limitation, using reasonable best efforts to cause such independent accountants to deliver so-called "comfort letters" and written consents relating to the foregoing); provided, however, that Pierce Leahy or Iron Mountain, as the case may be, shall reimburse the other for its reasonable out-of-pocket expenses incurred in connection with its compliance with this Section 5.5(e) (other than with respect to any services that would ordinarily be provided by such accountants). Without limiting the generality of the foregoing, Pierce Leahy and Iron Mountain each agrees that it will (i) consent to the use of such audited financial statements in any such registration statement, document or circular and (ii) execute and deliver, and cause its officers to execute and deliver, such "representation" letters as are customarily delivered in connection with audits and as Pierce Leahy's and Iron Mountain's independent accountants may reasonably request under the circumstances.

         Section 5.6. Affiliate Agreements; Registration Rights Agreement.

         (a) Prior to the Closing Date, Iron Mountain shall deliver to Pierce Leahy a letter identifying all Persons who are, at the time this Agreement is submitted to the Stockholders, "affiliates" of Iron Mountain for purposes of Rule 145 under the Securities Act. Iron Mountain shall use its reasonable best efforts to cause each such "affiliate", to deliver to Pierce Leahy on or prior to the Closing Date a written agreement (an "Affiliate Agreement") substantially in the form attached hereto as Exhibit 5.6(a).

         (b) Pierce Leahy agrees that it will expressly assume the rights and obligations of Iron Mountain under that certain Amended and Restated Registration Rights Agreement dated as of June 12, 1997 among Iron Mountain, certain principal stockholders of Iron Mountain and such other stockholders of Iron Mountain as are party thereto (the "Registration Rights Agreement") with respect to shares of Pierce Leahy Common Stock to be issued in the Merger and that for purposes of the Registration Rights Agreement, Pierce Leahy Common Stock shall be considered "Registrable Securities". Pierce Leahy and Iron Mountain agree that the Registration Rights Agreement will be amended as of the Effective Time to join (the "Registration Rights Agreement Joinder") those
Pierce  Leahy  Principal  Shareholders  who  become  party to the  Pierce  Leahy
Shareholders' Agreement on or before November 3, 1999 (together with their Permitted Assignees (as defined in the Pierce Leahy Shareholders' Agreement)), with respect to Subject Shares (as defined in the Pierce Leahy Shareholders' Agreement), for the benefit of such Pierce Leahy Principal Shareholders, which amendment to the Registration Rights Agreement shall be substantially in the form attached hereto as Exhibit 5.6(b).

         Section 5.7. No Solicitation.

         (a) Pierce Leahy shall not, nor shall it permit any of its Representatives (including, without limitation, any investment banker, attorney or accountant retained by it) to, initiate, solicit or facilitate, directly or indirectly, any inquiries or the making of any proposal with respect to an Other Transaction, engage in any discussions or negotiations concerning, or provide to any other Person any information or data relating to, Pierce Leahy or any of its Subsidiaries for the purposes of, or otherwise cooperate in any way with or assist or participate in, facilitating any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, a proposal to seek or effect an Other Transaction, or agree to or endorse any Other Transaction; provided, however, that, notwithstanding anything to the contrary in this Agreement, prior to the approval of this Agreement and the Transactions by the Pierce Leahy Shareholders, Pierce Leahy may engage in discussions or negotiations with, and may furnish information concerning Pierce Leahy and its Subsidiaries and their business, properties and assets to, a third party who, without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with Pierce Leahy, any of its Subsidiaries or any of their respective Representatives, or in furtherance thereof makes a written, bona fide proposal regarding an Other Transaction that is not subject to any material contingencies relating to financing and that is reasonably capable of being financed and is financially superior to the consideration to be received by the Pierce Leahy Shareholders pursuant to the Merger (as determined in good faith by Pierce Leahy's Board of Directors after consultation with Pierce Leahy's financial advisors) if (1) Pierce Leahy's Board of Directors determines in good faith, after consultation with Pierce Leahy's outside legal counsel, that such action is required for Pierce Leahy's Board of Directors to act in a manner consistent with its fiduciary duties under Applicable Law and (2) prior to furnishing information with respect to Pierce Leahy and its Subsidiaries to such third party, Pierce Leahy shall have received from such third party an executed confidentiality agreement in reasonably customary form on terms not more favorable to such Entity than the terms contained in the Confidentiality Agreement. Notwithstanding the foregoing, the Board of Directors of Pierce Leahy may take and disclose to the Pierce Leahy Shareholders a position with regard to a tender offer or exchange offer to the extent required by Rule 14e-2(a) under the Exchange Act. In the event of a purported termination of this Agreement by Pierce Leahy pursuant to Section 7.1(c)(ii), any violation prior to such termination of the restrictions set forth in the preceding sentence (after giving effect to the proviso contained therein) by any investment banker or financial advisor retained by Pierce Leahy, whether or not such Person is purporting to act on behalf of Pierce Leahy or any of its Subsidiaries or otherwise, shall be deemed to constitute a breach of this Section 5.7(a) by Pierce Leahy. Pierce Leahy shall promptly advise Iron Mountain of, and (unless the Board of Directors of Pierce Leahy concludes that such disclosure is inconsistent with its fiduciary duties under Applicable Law) communicate the material terms of, any proposal it may receive, or any inquiries it receives which may reasonably be expected to lead to such a proposal relating to an Other Transaction, and the identity of the Person making it. Pierce Leahy shall further advise Iron Mountain of the status and changes in the material terms (unless the Board of Directors of Pierce Leahy concludes that such disclosure is inconsistent with its fiduciary duties under Applicable Law) of any such proposal or inquiry (or any amendment to any of them). During the term of this Agreement, except as contemplated or permitted by this Section 5.7(a), Pierce Leahy shall not enter into any agreement (other than a confidentiality agreement), whether oral or written and whether or not legally binding, with any Person that provides for, or in any way facilitates, an Other Transaction.

         (b) Iron Mountain shall not, nor shall it permit any of its Representatives (including, without limitation, any investment banker, attorney or accountant retained by it) to, initiate, solicit or facilitate, directly or indirectly, any inquiries or the making of any proposal with respect to an Iron Mountain Transaction, engage in any discussions or negotiations concerning, or provide to any other Person any information or data relating to, Iron Mountain or any of its Subsidiaries for the purposes of, or otherwise cooperate in any way with or assist or participate in, facilitating any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, a proposal to seek or effect an Iron Mountain Transaction, or agree to or endorse any Iron Mountain Transaction; provided, however, that, notwithstanding anything to the contrary in this Agreement, prior to the approval of this Agreement and the Transactions by the Iron Mountain Stockholders, Iron Mountain may engage in discussions or negotiations with, and may furnish information concerning Iron Mountain and its Subsidiaries and their business, properties and assets to, a third party who, without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with Iron Mountain, any of its Subsidiaries or any of their respective Representatives, or in furtherance thereof makes a written, bona fide proposal regarding an Iron Mountain Transaction that is not subject to any material contingencies relating to financing and that is reasonably capable of being financed and is financially superior to the consideration to be received by the Iron Mountain Stockholders pursuant to the Merger (as determined in good faith by Iron Mountain's Board of Directors after consultation with Iron Mountain's financial advisors) if (1) Iron Mountain's Board of Directors determines in good faith, after consultation with Iron Mountain's outside legal counsel, that such action is required for Iron Mountain's Board of Directors to act in a manner consistent with its fiduciary duties under Applicable Law and (2) prior to furnishing information with respect to Iron Mountain and its Subsidiaries to such third party, Iron Mountain shall have received from such third party an executed confidentiality agreement in reasonably customary form on terms not more favorable to such Entity than the terms contained in the Confidentiality Agreement. Notwithstanding the foregoing, the Board of Directors of Iron Mountain may take and disclose to the Iron Mountain Stockholders a position with regard to a tender offer or exchange offer to the extent required by Rule 14e-2(a) under the Exchange Act. In the event of a purported termination of this Agreement by Iron

Mountain pursuant to Section 7.1(d)(ii), any violation prior to such termination of the restrictions set forth in the preceding sentence (after giving effect to the proviso contained therein) by any investment banker or financial advisor retained by Iron Mountain, whether or not such Person is purporting to act on behalf of Iron Mountain or any of its Subsidiaries or otherwise, shall be deemed to constitute a breach of this Section 5.7(b) by Iron Mountain. Iron Mountain shall promptly advise Pierce Leahy of, and (unless the Board of Directors of Iron Mountain concludes that such disclosure is inconsistent with its fiduciary duties under Applicable Law) communicate the material terms of, any proposal it may receive, or any inquiries it receives which may reasonably be expected to lead to such a proposal relating to an Iron Mountain Transaction, and the identity of the Person making it. Iron Mountain shall further advise Pierce Leahy of the status and changes in the material terms (unless the Board of Directors of Pierce Leahy concludes that such disclosure is inconsistent with its fiduciary duties under Applicable Law) of any such proposal or inquiry (or any amendment to any of them). During the term of this Agreement, except as contemplated or permitted by this Section 5.7(b), Iron Mountain shall not enter into any agreement (other than a confidentiality agreement), whether oral or written and whether or not legally binding, with any Person that provides for, or in any way facilitates, an Iron Mountain Transaction.

         (c) In the event Pierce Leahy or Iron Mountain shall determine to provide any information or negotiate as described above, or shall receive any offer of the type referred to above, it shall (i) immediately provide the other Party a copy of all information provided to the third party, and (ii) inform the other Party that information is to be provided, that negotiations are to take place or that an offer has been received, as the case may be.

         Section 5.8. Directors' and Officers' Indemnification and Insurance.

         (a) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of Pierce Leahy or any of its Subsidiaries (collectively, the "Indemnified Parties") against all Claims or amounts that, with the approval of the Surviving Corporation as to settlements only, are paid in settlement of or otherwise in connection with any Claim based in whole or in part on or arising in whole or in part out of the fact that such Person is or was a director or officer of Pierce Leahy or any of its Subsidiaries and pertaining to any matter existing or arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, any Claims arising out of this Agreement, the Merger or any Transaction), whether asserted or claimed prior to, at or after the Effective Time, in each case to the fullest extent currently provided under Pierce Leahy's or the applicable Subsidiary's Organic Documents (but only to the extent permitted under Applicable Law), and shall pay any expenses, as incurred, in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Applicable Law, upon receipt from the Indemnified Party to whom expenses are advanced of an undertaking to repay such advances to the extent required under Applicable Law. Without limiting the foregoing, in the event any such Claim is brought against any of the Indemnified Parties, such Indemnified Parties may retain counsel (including local counsel) satisfactory to them and which shall be reasonably satisfactory to the Surviving Corporation, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for such Indemnified Parties. The Indemnified Parties as a group shall retain only one law firm (plus appropriate local counsel) to represent them with respect to each such Claim unless there is, as determined by counsel to the Indemnified Parties, under applicable standards of professional conduct, a conflict or a reasonable likelihood of a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which event such Indemnified Party shall be entitled to retain separate legal counsel at the expense of the Surviving Corporation.

         (b) Pierce Leahy, Iron Mountain and the Surviving Corporation shall maintain Pierce Leahy's existing officers' and directors' liability insurance policy for a period of not less than six (6) years after the Closing Date; provided, (i) that the Surviving Corporation may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers and (ii) if the existing officers' and directors' liability insurance expires or is canceled during such period, the Surviving Corporation will obtain substantially similar officers' and directors' liability insurance to the extent available. Pierce Leahy and Iron Mountain agree that the officers and directors of Pierce Leahy on the Closing Date and their respective heirs and legal representatives shall be third party beneficiaries of this Section 5.8.

         (c) In the event the Surviving Corporation or its successors or assigns
(i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or Entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 5.8.

         Section 5.9. Notification of Certain Matters. Each Party shall give prompt written notice to the other of the occurrence or non-occurrence of any Event the occurrence or non-occurrence of which would be likely to cause in any material respect (i) any representation or warranty made by it contained in this Agreement to be untrue or inaccurate, (ii) any change to be made in the Pierce Leahy Disclosure Schedule or the Iron Mountain Disclosure Schedule, as the case may be, or (iii) any failure of Pierce Leahy or Iron Mountain, as the case may be, to comply with or satisfy, or be able to comply with or satisfy, any material covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.9 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

         Section 5.10. Public Announcements. Until the Closing, or in the event of termination of this Agreement, each party shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any Transaction and shall not issue any such press release or make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, each Party acknowledges and agrees that the other Party may, without the prior consent of such Party, issue such press releases or make such public statements as may be required by Applicable Law or by the terms of any agreement or instrument with any exchange, including without limitation the NYSE, on which such Party's securities are listed (each, a "Required Disclosure"), in which case, to the extent practicable, the Party making the Required Disclosure will consult with, and exercise in good faith, all reasonable business efforts to agree with the other regarding the nature, extent and form of such press release or public statement, and, in any event, with prior notice to the other Party.

         Section 5.11. Certain Actions Concerning Business Combinations. Neither Pierce Leahy nor Iron Mountain will apply, nor will it take any action resulting in the application of, or otherwise elect to apply, the provisions of applicable state takeover laws, if any, with respect to or as a result of the Merger or the Transactions. If any "fair price" or "control share acquisition" or "anti-takeover" statute, or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Pierce Leahy and Iron Mountain and the members of their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that the Merger and the Transactions may be consummated as promptly as practicable on the terms contemplated hereby, and otherwise act to minimize the effects of such statute or regulation on the Merger and the Transactions.

         Section 5.12. Option Securities.

         (a) Prior to the Effective Time, Iron Mountain and Pierce Leahy shall take such action as may be necessary to cause each Iron Mountain Option to be automatically converted in accordance with Section 2.5. At the Effective Time, all references in the stock option agreements to Iron Mountain shall be deemed to refer to the Surviving Corporation. As of the Effective Time, the Surviving Corporation shall assume all of Iron Mountain's obligations with respect to Iron Mountain Options as so amended.

         (b) Without the prior written consent of the other Party, except as set forth on Section 5.12(b) of the Pierce Leahy Disclosure Schedule, neither Party will accelerate, or cause an acceleration of, the exercise, exchange or vesting schedule of any of its Option Securities. Notwithstanding the foregoing, (i) Pierce Leahy may accelerate the vesting of any Pierce Leahy Options described on
Section 5.12(b) of the Pierce Leahy Disclosure Schedule owned by current employees under the Pierce Leahy Nonqualified Option Plan, which acceleration shall occur no later than immediately prior to the Effective Time and (ii) Pierce Leahy may accelerate the vesting of any Pierce Leahy Options described on
Section 5.12(b) of the Pierce Leahy Disclosure Schedule owned by current non-employee directors of Pierce Leahy, which acceleration shall occur no later than immediately prior to the Effective Time.

         Section 5.13. Tax Treatment. Each of Iron Mountain and Pierce Leahy shall use its reasonable best efforts to cause the Merger to qualify as a tax-free reorganization under the provisions of Section 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(d) and 6.3(c).

         Section    5.14.     Registration    Statement    and    Joint    Proxy
Statement/Prospectus.

         (a) As promptly as practicable after the date of this Agreement, Pierce Leahy will prepare and file with the SEC a registration statement (the
"Registration Statement") in connection with the registration under the Securities Act of the Pierce Leahy Common Stock to be issued pursuant to the Merger, which Registration Statement shall contain (i) a preliminary joint proxy statement to be mailed by Pierce Leahy and Iron Mountain to their respective shareholders and stockholders in connection with the vote of such shareholders and stockholders with respect to the Merger and the Transactions and (ii) a preliminary prospectus of Pierce Leahy in connection with such registration under the Securities Act (together, the "Joint Proxy Statement/Prospectus"). Each of Pierce Leahy and Iron Mountain shall use its reasonable best efforts to
(i) have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and (ii) to cause the Joint Proxy Statement/Prospectus to be mailed to their respective shareholders and stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Pierce Leahy shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or consenting to service of process in any jurisdiction in which it has not previously so consented in any action other than one arising out of the offering of the Pierce Leahy Common Stock in such jurisdiction) required to be taken to qualify the Pierce Leahy Common Stock to be issued in the Merger under any applicable state securities or "blue sky" laws prior to the Effective Time, and Iron Mountain shall furnish all information concerning Iron Mountain and the Iron Mountain Stockholders as may be requested in connection with any such action.

         (b) Pierce Leahy and Iron Mountain shall cooperate with each other and provide to each other all information necessary in order to prepare the Registration Statement. Pierce Leahy and Iron Mountain shall use their respective reasonable best efforts to respond to any comments of the SEC with respect to the Registration Statement as promptly as practicable. If at any time prior to the Effective Time there shall occur any Event with respect to Pierce Leahy or Iron Mountain or any of their respective Subsidiaries, as the case may be, or with respect to other information supplied by Pierce Leahy or Iron Mountain, as the case may be, for inclusion in the Registration Statement, in either case which Event is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement/Prospectus or the Registration Statement, Pierce Leahy or Iron Mountain shall notify the other Party, and such Event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by Applicable Law, disseminated to the Pierce Leahy Shareholders and the Iron Mountain Stockholders. Pierce Leahy shall notify Iron Mountain promptly upon (i) the declaration by the SEC of the effectiveness of the Registration Statement, (ii) the issuance or threatened issuance of any stop order or other order preventing or suspending the use of any prospectus relating to the Registration Statement, (iii) any suspension or threatened suspension of the use of any prospectus relating to the Registration Statement in any state, (iv) any proceedings commenced or threatened to be commenced by the SEC or any state securities commission that might result in the issuance of a stop order or other order or suspension of use or (v) any request by the SEC to supplement or amend the Joint Proxy Statement/Prospectus after the effectiveness thereof. Pierce Leahy and, to the extent applicable, Iron Mountain, shall use their reasonable best efforts to prevent or promptly remove any stop order or other order preventing or suspending the use of any prospectus relating to the Registration Statement and to comply with any such request by the SEC or any state securities commission to amend or supplement the Registration Statement or the Joint Proxy Statement/Prospectus.

         (c) Pierce Leahy and Iron Mountain will notify each other promptly of the receipt by such Party or its Representatives of any comments from the SEC or its staff or any other appropriate government official and of any requests by the SEC or its staff or any other appropriate government official for amendments or supplements to the Registration Statement or the Joint Proxy Statement/Prospectus or for additional information and will supply the other Party with copies of all correspondence between Pierce Leahy, Iron Mountain or any of their respective Representatives, on the one hand, and the SEC or its staff or any other appropriate government official, on the other hand, with respect thereto.

         (d) None of the information supplied or to be supplied by Pierce Leahy or Iron Mountain or any Pierce Leahy Shareholder or Iron Mountain Stockholder for inclusion in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Joint Proxy Statement/Prospectus or any other proxy statement or information furnished to the Pierce Leahy Shareholders or Iron Mountain Stockholders in connection with the Special Meetings will, at the date it is first mailed to such shareholders or stockholders or at the time of the applicable Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus and the Registration Statement will comply as to form in all material respects with the requirements of the Securities Act.

         Section 5.15. Exchange Listing. Pierce Leahy shall use its reasonable best efforts to effect, at or before the Effective Time, authorization for listing on the NYSE, upon official notice of issuance, of the shares of Pierce Leahy Common Stock to be issued pursuant to the Merger.

         Section 5.16. Disclosure Schedules. Iron Mountain shall deliver to Pierce Leahy within thirty (30) days after the date of this Agreement, Sections 4.1(c) (except such sections otherwise required in Section 4.1(c) to be delivered as of the date of this Agreement) and 4.16(c) of the Iron Mountain Disclosure Schedule and Pierce Leahy shall deliver to Iron Mountain within thirty (30) days after the date of this Agreement, Sections 3.1(c) (except such sections otherwise required in Section 3.1(c) to be delivered as of the date of this Agreement) and 3.16(c) of the Pierce Leahy Disclosure Schedule. Pierce Leahy shall deliver to Iron Mountain one (1) business day prior to the Closing Date an update to Section 3.11(a) of the Pierce Leahy Disclosure Schedule, which update shall also include the number of Option Securities outstanding (with a breakdown for each Pierce Leahy Option Plan and an indication of how many Option Securities are then currently exercisable) under the Pierce Leahy Option Plans, as of such date; provided, however, that the only changes to the information contained in Section 3.11(a) of the Pierce Leahy Disclosure Schedule between the date of this Agreement and the Closing Date shall be changes contemplated or permitted by this Agreement. Iron Mountain shall deliver to Pierce Leahy one (1) business day prior to the Closing Date an update to Section 4.11(a) of the Iron Mountain Disclosure Schedule, which update shall also include the number of Option Securities outstanding (with a breakdown for each Iron Mountain Option Plan and an indication of how many Option Securities are then currently exercisable) under the Iron Mountain Option Plans, as of such date; provided, however, that the only changes to the information contained in Section 4.11(a) of the Iron Mountain Disclosure Schedule between the date of this Agreement and the Closing Date shall be changes contemplated or permitted by this Agreement. All other Sections of the Pierce Leahy Disclosure Schedule and the Iron Mountain Disclosure Schedule shall have been delivered on the date of this Agreement.

         Section 5.17. Pierce Leahy Indebtedness. Pierce Leahy shall assist Iron Mountain in, and shall take such actions as Iron Mountain may reasonably request in order to facilitate, the amendment, repayment, redemption, refinancing or other restructuring of outstanding Indebtedness of Pierce Leahy on or after the Effective Time in connection with the Merger.

         Section 5.18. Pierce Leahy Command Company. Prior to or at the Effective Time, Pierce Leahy shall cause J. Peter Pierce to transfer his entire ownership interests in PLC Command I, Inc. and PLC Command II, Inc. to Pierce Leahy or one of its Subsidiaries for no consideration, such that, after giving effect to such transfer, PLC Command I, L.P. and PLC Command II, L.P. are wholly owned Subsidiaries of Pierce Leahy.

         Section 5.19. Stock Dividend. Prior to the Effective Time the Board of Directors of Pierce Leahy may declare and pay a stock dividend on outstanding shares of Pierce Leahy Common Stock in an amount equal to one-tenth (1/10) of a share of Pierce Leahy Common Stock for each share of Pierce Leahy Common Stock outstanding (the "Stock Dividend"). Pierce Leahy shall convert a holder's right to receive shares of Pierce Leahy Common Stock pursuant to the Stock Dividend into a right to receive the highest whole number of shares of Pierce Leahy Common Stock payable with respect to certificates representing Pierce Leahy Common Stock plus cash in lieu of fractional shares in a reasonable amount based on the market value of Pierce Leahy Common Stock, as Pierce Leahy shall determine. Upon the effectiveness of the Stock Dividend, the number of shares subject to each Pierce Leahy Option and the exercise price thereof shall be proportionately adjusted to give effect to the Stock Dividend.

         Section 5.20. Pierce Leahy Shareholders' Agreement. Pierce Leahy shall use its reasonable best efforts to cause each Pierce Leahy Principal Shareholder who has not executed the Pierce Leahy Shareholders' Agreement on the date of this Agreement to execute and become party to the Pierce Leahy Shareholders' Agreement on or before November 3, 1999. Pierce Leahy shall keep Iron Mountain informed of the results of such efforts and shall deliver to Iron Mountain original counterparts executed by each Pierce Leahy Principal Shareholder who has become party to such Agreement. In the event Iron Mountain does not receive original, executed counterparts of the Pierce Leahy Shareholders' Agreement from all Pierce Leahy Principal Shareholders on or before November 3, 1999, Iron Mountain shall have the right to terminate this Agreement in accordance with this Section and Section 7.1(d)(iv) by delivering written notice thereof to Pierce Leahy on or before 5:00 p.m. local time on November 8, 1999.

         Section 5.21. Termination of Plans. At least one (1) day prior to the Closing Date, Pierce Leahy shall, at the request of Iron Mountain, take all actions necessary to terminate its participation in any Plan that complies or is intended to comply with Section 401 of the Code. If such a Plan is terminated in accordance with this Section 5.21, benefit accruals, including contributions of salary reduction contributions, if any, shall cease. For a period of three (3) years following the Closing Date, if the Surviving Corporation maintains any Plan intended to comply with Section 401 of the Code, service with Pierce Leahy prior to the Closing Date shall, to the extent permitted by ERISA and the Code, count as service with the Surviving Corporation for purposes of the participation, vesting and benefit accrual provisions of any such Plan to the extent such service is recognized for similarly situated employees of Iron Mountain as of the Closing Date; provided, however, that there may be a reasonable delay in the effective date of participation in any such Plan; and
provided, further, that participation may be limited by the Surviving Corporation to one such Plan if a similar limitation is imposed by the Surviving Corporation with respect to Iron Mountain employees as of the Closing Date.

                                   ARTICLE 6.

                               CLOSING CONDITIONS

         Section 6.1. Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

         (a) This Agreement, the Merger and the Transactions shall have been approved and adopted in accordance with the PBCL and the DGCL by the affirmative vote of the Pierce Leahy Shareholders and the Iron Mountain Stockholders, respectively, holding at least the minimum number of shares of Pierce Leahy Common Stock and Iron Mountain Common Stock, as applicable, then issued and outstanding as are required by Applicable Law, Pierce Leahy's Organic Documents and Iron Mountain's Organic Documents, as applicable, for such approval and adoption;

         (b) As of the Closing Date, no Legal Action shall be pending by or before any Authority seeking to restrain, prohibit, make illegal or delay materially, or to impose any Adverse conditions, or which might, in the reasonable business judgment of Iron Mountain or Pierce Leahy, as the case may be, reasonably be expected to have an Adverse Effect on the Surviving Corporation and its Subsidiaries taken as a whole assuming consummation of the Merger;

         (c) Other than the filing of the  certificate  of merger in  accordance with the DGCL and articles of merger in accordance with the PBCL, all authorizations, consents, waivers, orders or approvals required to be obtained, and all filings, submissions, registrations, notices or declarations required to be made, by Iron Mountain or Pierce Leahy or any of their respective Subsidiaries prior to the consummation of the Merger and the Transactions shall have been obtained from, and made with, all required Authorities, except for such authorizations, consents, waivers, orders, approvals, filings, registrations, notices or declarations the failure to obtain or make would not, in the reasonable judgment of Pierce Leahy or Iron Mountain, as applicable, assuming consummation of the Merger, reasonably be expected to have an Adverse Effect on the Surviving Corporation;

         (d) The waiting periods (and any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated, and neither the FTC, DOJ nor any other Authority shall have authorized the institution of enforcement proceedings (that have not been dismissed or otherwise disposed of) to delay, prohibit, or otherwise restrain the transactions contemplated by the Agreement;

         (e) The shares of Pierce Leahy Common Stock issuable to Iron Mountain Stockholders pursuant to this Agreement shall have been approved for listing on the NYSE, subject only to official notice of issuance; and

         (f) The Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect.

         Section 6.2. Conditions to Obligations of Iron Mountain. The obligations of Iron Mountain to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by Applicable Law:

         (a) The  representations  and  warranties of Pierce Leahy  contained in
Section 3.11(a) of the Pierce Leahy Disclosure  Schedule (as updated pursuant to
Section 5.16) shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date, and all other representations and warranties of Pierce Leahy contained in this Agreement or otherwise made in connection with the Merger and the Transactions shall be true and correct at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct as of such date on the Closing Date, except for such failure of such other representations and warranties to be true and correct as would not reasonably be expected to have an Adverse Effect on Pierce Leahy or the Surviving Corporation; each and all of the covenants and conditions to be performed or satisfied by Pierce Leahy hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and Pierce Leahy shall have furnished Iron Mountain with such certificates and other documents evidencing Pierce Leahy's compliance with the foregoing provisions as Iron Mountain shall have reasonably requested;

         (b) As of the Closing Date, there shall not have occurred and be continuing any Adverse Change affecting Pierce Leahy from the condition thereof (financial and other) reflected in the most recent Pierce Leahy Financial Statements;

         (c) Each of the officers and directors of Pierce Leahy (other than J. Peter Pierce, who shall continue as the President and as a director of the Surviving Corporation) and each trustee under each Plan shall have submitted his or her unqualified written resignation, dated as of the Closing Date, from all such positions held with Pierce Leahy and as a trustee for each such Plan;

         (d) Iron Mountain shall have received a favorable opinion, dated the Closing Date, of Sullivan & Worcester LLP, its special tax counsel, to the effect that this Agreement constitutes a tax-free plan of reorganization in accordance with the provisions of Section 368(a) of the Code and as to the consequences thereof to the Iron Mountain Stockholders;

         (e) J. Peter Pierce shall have executed and delivered an employment agreement in the form of Exhibit 6.2(e) attached hereto (the "Employment Agreement");

         (f) The Pierce Leahy Principal Shareholders eligible to become parties to the Registration Rights Agreement in accordance with Section 5.6(b)shall have executed and delivered the Registration Rights Agreement Joinder; and

         (g) All agreements, certificates, opinions and other documents shall be reasonably satisfactory in form, scope and substance to Iron Mountain and its counsel, and Iron Mountain and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper corporate officers.

         Section 6.3. Conditions to Obligations of Pierce Leahy. The obligations of Pierce Leahy to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part to the extent permitted by Applicable Law:

         (a) The  representations  and warranties of Iron Mountain  contained in
Section 4.11(a) of the Iron Mountain Disclosure Schedule (as updated pursuant to
Section 5.16) shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date, and all other representations and warranties of Iron Mountain contained in this Agreement or otherwise made in connection with the Merger and the Transactions shall be true and correct at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct as of such date on the Closing Date, except for such failure of such other representations and warranties to be true and correct as would not reasonably be expected to have an Adverse Effect on Iron Mountain or the Surviving
Corporation; each and all of the covenants and conditions to be performed or satisfied by Iron Mountain hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and Iron Mountain shall have furnished Pierce Leahy with such certificates and other documents evidencing Iron Mountain's compliance with the foregoing provisions as Pierce Leahy shall have reasonably requested;

         (b) As of the Closing Date, there shall not have occurred and be continuing any Adverse Change affecting Iron Mountain from the condition thereof (financial and other) reflected in the most recent Iron Mountain Financial Statements;

         (c) Pierce Leahy shall have received a favorable opinion, dated the Closing Date, of Cozen and O'Connor, its special tax counsel, to the effect that this Agreement constitutes a tax-free plan of reorganization in accordance with the provisions of Section 368(a) of the Code and as to the consequences thereof to Pierce Leahy;

         (d) Iron Mountain shall have executed and delivered the Registration Rights Agreement Joinder; and

         (e) All agreements, certificates, opinions and other documents shall be reasonably satisfactory in form, scope and substance to Pierce Leahy and its counsel, and Pierce Leahy and its counsel shall have received all information and copies of all documents, including records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper corporate officers.

                                   ARTICLE 7.

                        TERMINATION, AMENDMENT AND WAIVER

         Section 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement, the Merger and the Transactions by the Pierce Leahy Shareholders and the Iron Mountain Stockholders as follows:

         (a)      by mutual consent of Iron Mountain and Pierce Leahy;

         (b) by either Iron Mountain or Pierce Leahy:

                  (i) if any permanent injunction, decree, judgment, statute or regulation of or by any Authority preventing the consummation of the Merger shall have become final and nonappealable; or

                  (ii) if the Merger and the Transactions fail to receive the approval required by Applicable Law and the Organic Documents by vote of the Pierce Leahy Shareholders or the Iron Mountain Stockholders at the applicable Special Meeting;

         (c)      by Pierce Leahy:

                  (i) in the event (A) Pierce Leahy is not in material breach of any covenant or agreement in this Agreement, unless such breach is capable of being cured by and will not prevent or delay consummation of the Merger by or beyond the Termination Date, and (B) either (I) Iron Mountain is in breach of this Agreement or its representations or warranties in Section 4.11 shall have become and continue to be untrue in any material respect (other than as a result of any action expressly permitted by the terms hereof) or any of its other representations or warranties shall have become and continue to be untrue and such breach or untruth would reasonably be expected to have an Adverse Effect on Iron Mountain or the Surviving Corporation, unless such breach or untruth is capable of being cured by and will not prevent or delay consummation of the Merger by or beyond the Termination Date, or (II) the Merger and the Transactions have not been consummated by the Termination Date;

                  (ii) prior to the approval and adoption of this Agreement and the Transactions by the Pierce Leahy Shareholders, if Pierce Leahy's Board of Directors shall withdraw its recommendation of this Agreement, the Merger and the Transactions and recommend any Other Transaction to its shareholders; provided, however, that (i) Pierce Leahy is not then in breach of Section 5.7(a), (ii) prior to such termination, Pierce Leahy has negotiated with Iron Mountain in good faith to make such adjustments in the terms and conditions of this Agreement as would enable Pierce Leahy to proceed with the Transactions, (iii) Pierce Leahy's Board of Directors has determined in good faith (on the basis of the terms of such Other Transaction and the terms of this Agreement, after giving effect to any adjustments offered by Iron Mountain pursuant to clause (ii) above), after consultation with Pierce Leahy's outside legal counsel, that such termination is required for the Board of Directors to act in a manner consistent with its fiduciary duties under Applicable Law and (iv) Pierce Leahy shall provide to Iron Mountain prior written notice of such termination; or

                  (iii) if (A) the Board of Directors of Iron Mountain shall (I) withdraw, modify or change its recommendation so that it is not in favor of this Agreement, the Merger or the Transactions, or shall have resolved to do any of the foregoing, or (II) have recommended or resolved to recommend to the Iron Mountain Stockholders any Iron Mountain Transaction, or (B) Iron Mountain shall have entered into or agreed to enter into any Iron Mountain Transaction.

         (d)      by Iron Mountain:

                  (i) in the event (A) Iron Mountain is not in material breach of any covenant or agreement in this Agreement, unless such breach is capable of being cured by and will not prevent or delay consummation of the Merger by or beyond the Termination Date, and (B) either (I) Pierce Leahy is in material breach of this Agreement or its representations or warranties in Section 3.11 shall have become and continue to be untrue in any material respect (other than as a result of any action expressly permitted by the terms hereof) or any of its other representations or warranties shall have become and continue to be untrue and such breach or untruth would reasonably be expected to have an Adverse Effect on Pierce Leahy or the Surviving Corporation, unless such breach or untruth is capable of being cured by and will not prevent or delay consummation of the Merger by or beyond the Termination Date, or (II) the Merger and the Transactions have not been consummated prior to the Termination Date;

                  (ii) prior to the approval and adoption of this Agreement and the Transactions by the Iron Mountain Stockholders, if Iron Mountain's Board of Directors shall withdraw its recommendation of this Agreement, the Merger and the Transactions and recommend any Iron Mountain
         Transaction to its stockholders; provided, however, that (i) Iron Mountain is not then in breach of Section 5.7(b), (ii) Iron Mountain's Board of Directors has determined in good faith (on the basis of the terms of such Iron Mountain Transaction and the terms of this Agreement), after consultation with Iron Mountain's outside legal counsel, that such termination is required for the Board of Directors to act in a manner consistent with its fiduciary duties under Applicable Law and (iii) Iron Mountain shall provide to Pierce Leahy prior written notice of such termination;

                  (iii) if (A) the Board of Directors of Pierce Leahy shall (I) withdraw, modify or change its recommendation so that it is not in favor of this Agreement, the Merger or the Transactions, or shall have resolved to do any of the foregoing, or (II) have recommended or resolved to recommend to the Pierce Leahy Shareholders any Other Transaction, or (B) Pierce Leahy shall have entered into or agreed to enter into any Other Transaction; or

                  (iv) in accordance with Section 5.20 hereof.

         Section 7.2. Effect of Termination. In the event of termination by Pierce Leahy or Iron Mountain pursuant to Section 7.1, written notice shall promptly be given to the other Party hereto and this Agreement shall forthwith become void, there shall be no liability on the part of any Party, or any of their respective officers or directors, to the other and all rights and obligations of any Party shall cease, except as provided in Sections 5.1, 5.10,
7.2 and 7.5; provided, however, that such termination shall not relieve any Party from liability for the breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, or impair the right of Pierce Leahy, on the one hand, and Iron Mountain, on the other hand, to compel specific performance of the other Party of its obligations under this Agreement.

         Section 7.3. Amendment. This Agreement may be amended by the Parties by action taken by or on behalf of the respective Boards of Directors thereof at any time prior to the Effective Time; provided, however, that, after approval of this Agreement and the Merger by the Pierce Leahy

Shareholders or the Iron Mountain Stockholders, no amendment, which under Applicable Law may not be made without the approval of the applicable shareholders or stockholders, may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by the Parties hereto.

         Section 7.4. Waiver. At any time prior to the Effective Time, except to the extent Applicable Law does not permit, either Iron Mountain or Pierce Leahy may extend the time for the performance of any of the obligations or other acts of the other, subject, however, to the terms and conditions of Section 7.1, waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and waive compliance by the other with any of the agreements, covenants or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an agreement in writing signed by the Party or Parties to be bound thereby.

         Section 7.5.      Fees, Expenses and Other Payments.

         (a) All costs and expenses incurred in connection with this Agreement, the Merger and the Transactions, and compliance with Applicable Law and Contractual Obligations as a consequence hereof and thereof, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the Parties shall be borne solely and entirely by the Party which has incurred such costs and expenses (except as otherwise provided in Section 5.5(e)); provided, however, that all filing fees for all filings made by Pierce Leahy, Iron Mountain or their respective Affiliates in connection with the Transactions that are associated with the Registration Statement and the HSR Act shall be borne one half by each Party.

         (b) In order to induce Iron Mountain to, among other things, enter into this Agreement, Pierce Leahy agrees that if this Agreement is terminated (A) by Iron Mountain pursuant to Section 7.1(d)(iii) hereof, (B) by Pierce Leahy pursuant to Section 7.1(c)(ii) hereof, or (C) by Pierce Leahy or Iron Mountain pursuant to Section 7.1(b)(ii) hereof and (1) Pierce Leahy's Board of Directors shall have materially modified or withdrawn its approval, determination or recommendation of this Agreement and the Transactions prior to the Pierce Leahy Special Meeting or (2) there shall have been a proposal for an Other Transaction (an "Other Proposal") and such proposal shall not have been withdrawn prior to the Pierce Leahy Special Meeting and within one (1) year thereafter Pierce Leahy enters into a definitive agreement with respect to such Other Proposal (including any definitive agreement relating to an Other Proposal offered by the same proponent or its Affiliate as such Other Proposal), then Pierce Leahy shall promptly pay Iron Mountain a fee of $35 million. Any payment required by this
Section 7.5(b) shall be made in same day funds to Iron Mountain by Pierce Leahy no later than five (5) business days following termination of this Agreement by Pierce Leahy or Iron Mountain, as the case may be, or if applicable, within five
(5) days after execution of such definitive agreement.

         (c) In order to induce Pierce Leahy to, among other things, enter into this Agreement, Iron Mountain agrees that if this Agreement is terminated (A) by Pierce Leahy pursuant to Section 7.1(c)(iii) hereof, (B) by Iron Mountain pursuant to Section 7.1(d)(ii) hereof, or (C) by Pierce Leahy or Iron Mountain pursuant to Section 7.1(b)(ii) hereof and (1) Iron Mountain's Board of Directors shall have materially modified or withdrawn its approval, determination or recommendation of this Agreement and the Transactions prior to the Iron Mountain Special Meeting or (2) there shall have been a proposal for an Iron Mountain Transaction (a "Iron Mountain Proposal") and such proposal shall not have been withdrawn prior to the Iron Mountain Special Meeting and within one (1) year thereafter Iron Mountain enters into a definitive agreement with respect to such Iron Mountain Proposal (including any definitive agreement relating to an Iron Mountain Proposal offered by the same proponent or its Affiliate as such Iron Mountain Proposal), then Iron Mountain shall promptly pay Pierce Leahy a fee of $35 million. Any payment required by this Section 7.5(c) shall be made in same day funds to Pierce Leahy by Iron Mountain no later than five (5) business days following termination of this Agreement by Iron Mountain or Pierce Leahy, as the case may be, or if applicable, within five (5) days after execution of such definitive agreement.

         Section 7.6. Effect of Investigation. The right of any Party to terminate this Agreement pursuant to Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Party, or any Person controlling any such party or any of their respective Representatives whether prior to or after the execution of this Agreement.

                                   ARTICLE 8.

                               GENERAL PROVISIONS

         Section 8.1. Nonsurvival of Representations and Warranties. All representations and warranties in this Agreement shall not survive the Closing, and after the Effective Time neither Pierce Leahy, Iron Mountain or any of their respective Subsidiaries or officers or directors shall have any further obligation with respect thereto.

         Section 8.2. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by giving written notice) or sent by confirmed electronic transmission to the telecopier number specified below:

         (a)      If to Iron Mountain:

                  745 Atlantic Avenue
                  Boston, MA 02111
                  Attention:  C. Richard Reese
                              Chairman and Chief Executive Officer
                  Telecopier No.:  (617) 535-4734

                  with a copy (which shall not constitute notice) to:

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, MA 02109
                  Attention:  William J. Curry, Esq.
                  Telecopier No.:  (617) 338-2880

         (b)      If to Pierce Leahy:

                  631 Park Avenue
                  King of Prussia, PA  19406
                  Attention:  J. Peter Pierce
                              President and Chief Executive Officer
                  Telecopier No.:  (610) 992-8394

                  with a copy (which shall not constitute notice) to:

                  Cozen and O'Connor
                  1900 Market Street
                  Philadelphia, PA  19103
                  Attention:  Richard J. Busis, Esq.
                  Telecopier No.:  (215) 665-2013

         Section 8.3. Headings. The headings contained in this Agreement are for purposes of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 8.4. Severability. If any term or provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case. Notwithstanding the foregoing, in the event of any such determination the effect of which is to Affect Materially and Adversely either Party, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the Transactions are fulfilled and consummated to the maximum extent possible.

         Section  8.5.  Entire  Agreement.  This  Agreement  (together  with the
Confidentiality Agreement, the Pierce Leahy Disclosure Schedule, the Iron Mountain Disclosure Schedule and the other Collateral Documents delivered in connection herewith) constitutes the entire agreement of the Parties and supersedes all prior agreements and undertakings, both written and oral (other than the Confidentiality Agreement), between the Parties, or any of them, with respect to the subject matter hereof.

         Section 8.6. Assignment. This Agreement shall not be assigned by any of the Parties hereto (including, without limitation, by operation of law) and any purported assignment shall be null and void.

         Section 8.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party (except as specifically set forth in Section 5.8(b)), and, except for such Section, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         Section 8.8. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by, and construed in accordance with, the applicable laws of the United States of America and the laws of the State of Delaware applicable to contracts made and performed in such state and, in any event, without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction, except to the extent that the provisions of the PBCL apply to the Merger. Anything in this Agreement to the contrary notwithstanding, in the event of any dispute between the parties which results in a Legal Action, the prevailing party shall be entitled to receive from the non-prevailing party reimbursement for reasonable legal fees and expenses incurred by such prevailing party in such Legal Action.

         Section 8.9. Enforcement of the Agreement. Each Party recognizes and agrees that each other Party's remedy at law for any breach of the provisions of this Agreement would be inadequate and agrees that for breach of such provisions, such Party shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Agreement, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Applicable Law. Each Party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting a Party from pursuing any other remedies available to such Party for any breach or threatened breach hereof or failure to take or refrain from any action as required hereunder to consummate the Merger and carry out the Transactions.

         Section 8.10. Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Any signature by facsimile shall be deemed to be a manual signature for purposes of the execution of this Agreement.

         Section 8.11. Mutual Drafting. This Agreement is the result of the joint efforts of Iron Mountain and Pierce Leahy, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any Party based on any presumption of that Party's involvement in the drafting thereof.

                                   ARTICLE 9.

                                   DEFINITIONS

         As used herein, unless the context otherwise requires, the following terms (or any variant in the form thereof) have the following respective meanings. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall


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                                       53

be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided herein shall have such meanings when used in the Pierce Leahy Disclosure Schedule, the Iron Mountain Disclosure Schedule and each Collateral Document, notice, certificate, communication, opinion or other document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto.

         Adverse, Adversely, when used alone or in conjunction with other terms (including without limitation "Affect," "Change" and "Effect") shall mean, with respect to Pierce Leahy or Iron Mountain, as the case may be, any Event which would reasonably be expected to (a) adversely affect, in any material respect, the validity or enforceability of this Agreement or any Collateral Document or the likelihood of consummation of the Merger, (b) to result in a material adverse effect on the business, operations, management, properties or the condition, (financial or other), or results of operation (including without limitation, earnings before interest, taxes, depreciation and amortization) of Pierce Leahy and its Subsidiaries taken as a whole, or Iron Mountain and its Subsidiaries taken as a whole, as the case may be (it being understood that (i) a reduction in the market value of Iron Mountain Common Stock or Pierce Leahy Common Stock shall not, in and of itself, constitute or be deemed to reflect an Adverse Change, (ii) changes in general economic conditions or in the industry of Pierce Leahy and Iron Mountain shall not constitute or be deemed to reflect an Adverse Change and (iii) any obligation to repay, redeem or purchase Indebtedness of Pierce Leahy in accordance with the terms thereof as in effect on the date of this Agreement solely as a result of the Merger and the Transactions shall not constitute or be deemed to reflect an Adverse Change),
(c) materially impair Pierce Leahy's or Iron Mountain's, as the case may be, ability to fulfill its obligations under the terms of this Agreement or any Collateral Document, or (d) materially adversely affect the aggregate rights and remedies of Iron Mountain or Pierce Leahy, as the case may be, under this Agreement or any Collateral Document.

         Affiliate, Affiliated shall mean, with respect to any Person, (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (b) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, ten percent (10%) or more of any class of the capital stock (other than Pierce Leahy Preferred Stock) or beneficial interest of such Person, (c) any other Person which at the time owns, or has the right to acquire, directly or indirectly, ten percent (10%) or more of any class of the capital stock (other than Pierce Leahy Preferred Stock) or beneficial interest of such Person,
(d) any executive officer or director of such Person, and (e) with respect to any partnership, joint venture or similar Entity, any general partner thereof.

         Affiliate  Agreement  shall  have the  meaning  given to it in  Section
5.6(a).

         Agreement shall mean this Agreement as originally in effect, including unless the context otherwise specifically requires, all schedules and exhibits hereto, as the same may from time to time be supplemented, amended, modified or restated in the manner herein or therein provided.

         Applicable Law shall mean any Law of any Authority, whether domestic or foreign, including without limitation the DGCL, the PBCL, all federal and state securities laws, the Code, ERISA and Environmental Laws, to or by which a Person or it or any of its business or operations is subject or any of its property or assets is bound.


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                                       54

         Authority shall mean any governmental or quasi-governmental authority, whether administrative, executive, judicial or legislative, whether foreign or domestic.

         Benefit Arrangement shall mean any material benefit arrangement that is not a Plan, including (i) any employment or consulting agreement, (ii) any arrangement providing for insurance coverage or workers' compensation benefits,
(iii) any incentive bonus or deferred bonus arrangement, (iv) any arrangement providing termination allowance, severance, salary continuation for disability, or other leave of absence, supplemental unemployment benefits, lay-off, reduction in force or similar benefits, (v) any equity compensation plan, (vi) any deferred compensation plan, (vii) any compensation policy and practice,
(viii) any educational assistance arrangements or policies and (ix) any change of control arrangements or policies.

         Claims shall mean any and all debts, liabilities, obligations, losses, damages, deficiencies, assessments and penalties, together with all Legal Actions, pending or threatened in writing, claims and judgments of whatever kind and nature relating thereto, and all fees, costs, expenses and disbursements (including without limitation reasonable attorneys' and other legal fees, costs and expenses) relating to any of the foregoing.

         Closing shall have the meaning given to it in Section 1.3.

         Closing Date shall have the meaning given to it in Section 1.3.

         COBRA shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

         Code shall have the meaning given to it in the recitals to this Agreement.

         Collateral   Documents  shall  mean  the  Pierce  Leahy   Shareholders'
Agreement, the Iron Mountain Voting Agreement, the Employment Agreement and the Registration Rights Agreement Joinder.

         Confidentiality Agreement shall have the meaning given to it in Section 5.1(a).

         Contract, Contractual Obligation shall mean any term, condition, provision, representation, warranty, agreement, covenant, undertaking, commitment, indemnity or other obligation which is outstanding or existing under any instrument, contract, lease or other contractual undertaking to which the obligee is a party or by which it or any of its business is subject or property or assets is bound.

         control (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding, or as trustee or executor, by contract or credit arrangement or otherwise.

         Convertible Securities shall mean any evidences of indebtedness, shares of capital stock (other than common stock), equity interests or other securities directly or indirectly convertible into or exchangeable for shares of capital stock, equity interests or other securities, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or existence or non-existence of some other Event, or both.

         DGCL shall have the meaning given to it in the recitals to this Agreement.

         Distribution shall mean, with respect to Pierce Leahy or Iron Mountain or any of their respective Subsidiaries: (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital stock or other equity interests of Pierce Leahy or Iron Mountain or any of their respective Subsidiaries owned by a Person other than Pierce Leahy or Iron Mountain, respectively, or any of their respective Subsidiaries, (b) the purchase, redemption or other retirement of any shares of any class of capital stock or other equity interest of Pierce Leahy or Iron Mountain or any of their respective Subsidiaries owned by a Person other than Pierce Leahy or Iron Mountain, respectively, or any of their respective Subsidiaries, and (c) any other distribution on or in respect of any shares of any class of capital stock or other equity interests of Pierce Leahy or Iron Mountain or any of their respective Subsidiaries owned by a Person other than Pierce Leahy or Iron Mountain, respectively, or any of their respective Subsidiaries.

         DOJ shall mean the Department of Justice of the United States or any successor Authority.

         Effective Time shall have the meaning given to it in Section 1.4.

         Employment Agreement shall have the meaning given to it in Section 6.2(e).

         Enforceability Exceptions shall have the meaning set forth in Section 3.1(b).

         Entity shall mean any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity.

         Environmental Law shall mean any Law relating to or otherwise imposing liability or standards of conduct concerning pollution or protection of the environment or occupational health and safety, including without limitation Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials or other pollutants, contaminants, chemicals, noises, odors or industrial, toxic or hazardous substances, materials or wastes, whether as matter or energy, into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, materials or wastes.

         ERISA shall mean the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         ERISA Affiliate shall mean any Person that is or has ever been treated as a single employer with Pierce Leahy or Iron Mountain, as applicable, under Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

         Event shall mean the occurrence or existence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission or incident, or any set or combination of any of the foregoing.

         Exchange Act shall mean the Securities Exchange Act of 1934, and the rules and regulations of the Commission thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Exchange Agent shall have the meaning given to it in Section 2.2(a).

         FTC shall mean the Federal Trade Commission of the United States or any successor Authority.

         GAAP shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

         Governmental  Authorizations  shall  mean all  approvals,  concessions,
consents,   franchises,   licenses,  permits,  plans,  registrations  and  other
authorizations of all Authorities.

         Governmental Filings shall mean all filings, including franchise and similar Tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with all Authorities.

         Hazardous Materials shall mean any substance (in whatever state of matter): (a) the presence of which requires investigation or remediation under any Environmental Law; (b) that is defined as a "hazardous waste", "hazardous material" or "hazardous substance" under any Environmental Law; (c) that is toxic, explosive, corrosive, pollutive, contaminating, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any Authority; or (d) that contains or consists of petroleum or petroleum products, PCBs, asbestos, or urea formaldehyde foam insulation.

         HSR Act shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Indebtedness shall mean, all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon the applicable Party's consolidated balance sheet as liabilities in respect of borrowed money and all guarantees, endorsements and other contingent obligations in respect of Indebtedness of others (it being understood that obligations of a Party in respect of trade payables and capitalized leases incurred in the ordinary course of business shall not be included in the definition of Indebtedness).

         Iron Mountain shall have the meaning given to it in the recitals to this Agreement.

         Iron  Mountain/ATSI  Option Plan shall have the meaning  given to it in
Section 4.11(b).

         Iron  Mountain  Common  Stock  shall  have the  meaning  given to it in
Section 2.1(c).

         Iron Mountain Disclosure Schedule shall mean the disclosure schedule dated as of the date of this Agreement delivered by Iron Mountain to Pierce Leahy; provided, however, that Sections 4.1(c)(to the extent provided in Section 4.1(c) of this Agreement) and 4.16(c) of the Iron Mountain Disclosure Schedule shall be delivered by Iron Mountain to Pierce Leahy no later than thirty (30) days following the date of this Agreement; and provided further, that Section 4.11(a) of the Iron Mountain Disclosure Schedule shall be updated one (1) business day prior to the Closing Date.

         Iron Mountain ESPP Plan shall have the meaning given to it in Section 4.11(b).

         Iron Mountain Financial Statements shall have the meaning given to it in Section 4.2(b).

         Iron  Mountain  1995 Option Plan shall have the meaning  given to it in
Section 4.11(b).

         Iron  Mountain  Option  Plans  shall  have the  meaning  given to it in
Section 4.11(b).

         Iron  Mountain  Options  shall have the meaning  given to it in Section
2.5.

         Iron Mountain Proposal shall have the meaning given to it in Section 7.5(c).

         Iron Mountain SEC Reports shall have the meaning given to it in Section 4.2(a).

         Iron  Mountain  Special  Meeting  shall have the meaning given to it in
Section 1.2(b).

         Iron Mountain Stockholders shall have the meaning given to it in the recitals to this Agreement.

         Iron Mountain Transaction shall mean a transaction or series of related transactions (other than the Merger) resulting in any "change in control" of Iron Mountain (as defined in Iron Mountain's indentures).

         Iron Mountain Voting Agreement shall mean that certain Voting Agreement of even date herewith among certain principal stockholders of Iron Mountain, Pierce Leahy and Iron Mountain, together with all schedules and exhibits thereto, as the same may from time to time be supplemented, amended, modified or restated in the manner therein provided.

         Iron Mountain's knowledge (including the term "to the knowledge of Iron Mountain") means the knowledge, information or belief of C. Richard Reese, John
F. Kenny, Jr. and John P. Lawrence, without any duty to investigate or conduct any inquiry.

         Joint Proxy  Statement/Prospectus shall have the meaning given to it in
Section 5.14(a).

         Law shall mean any administrative, judicial, legislative or other action, code, consent decree, constitution, decree, enactment, law, injunction, judgment, order, ordinance, regulation, requirement, rule, rule of law, settlement agreement, statute or writ of any Authority, domestic or foreign.

         Lease shall mean any lease of property, whether real, personal or mixed, and all amendments thereto.

         Legal Action shall mean any litigation or legal or other actions, arbitrations, counterclaims, proceedings or suits, at law or in arbitration, equity or admiralty commenced by any Person, whether or not purported to be brought on behalf of a party hereto affecting such party or any of such party's business, property or assets.

         Lien shall mean any of the following: mortgage; lien (statutory or other); or other security agreement; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment;
garnishment; encumbrance (including any easement, exception, variance, reservation or limitation, right of way, zoning restriction, building or use restriction, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; or restriction on sale, transfer, assignment, disposition or other alienation (it being understood that any Contractual Obligation which restrains, limits or impedes the Party or any of its Subsidiaries from freely engaging in any business or competing anywhere in the world shall not, in any event, be considered to be a Lien for purposes of this Agreement).

         Material or materiality for the purposes of this Agreement, shall, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of this Agreement set forth specific dollar amounts.

         Material Agreement shall mean any (i) employment agreement requiring payments of base compensation in excess of $250,000 per year; (ii) joint venture or similar contract or agreement; (iii) note, mortgage, indenture, guaranty, other obligation, agreement or other instrument for or relating to any Indebtedness (including assumed Indebtedness) of $1,000,000 or more; (iv) Contractual Obligation which restrains, limits or impedes the Party or any of its Subsidiaries from freely engaging in any business or competing anywhere in the world; or (v) other Contractual Obligations involving an estimated total future payment or payments by Pierce Leahy or Iron Mountain or any of their respective Subsidiaries in excess of $2,000,000 annually or $5,000,000 in the aggregate (it being understood that leases and customer contracts shall not, in any event, be considered to be Material Agreements for purposes of this Agreement).

         Merger shall have the meaning given to it in the recitals to this Agreement.

         Multiemployer Plan shall mean a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

         NYSE shall mean the New York Stock Exchange or any successor stock exchange or market.

         Option Securities shall mean all rights, options and warrants, and calls or commitments evidencing the right, to subscribe for, purchase or otherwise acquire shares of capital stock, equity interests or Convertible Securities, whether or not the right to subscribe for, purchase or otherwise acquire is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or the existence or non-existence of some other Event.

         Organic Documents shall mean, with respect to any Party, the Articles or Certificate of Incorporation, by-laws or other organizational documents and all shareholder or stockholder agreements, voting trusts and similar arrangements applicable to any of its capital stock to which such Party is a party, each as in effect from time to time.

         Other Proposal shall have the meaning given to it in Section 7.5(b).

         Other Transaction shall mean a transaction or series of related transactions (other than the Merger) resulting in (a) any change in control of Pierce Leahy, (b) any merger or consolidation of Pierce Leahy, regardless of whether Pierce Leahy is the surviving Entity (other than any such transaction pursuant to which Pierce Leahy acquires assets or a business so long as (i) such transaction is not prohibited by Section 5.2 and (ii) Pierce Leahy is the surviving corporation), (c) any tender offer or exchange offer for any securities of Pierce Leahy or any other acquisition of greater than 20% of the Pierce Leahy Common Stock outstanding, or (d) any sale or other disposition of assets of Pierce Leahy or its Subsidiaries if the fair market value of such assets exceeds 20% of the aggregate fair market value of the assets of Pierce Leahy and its Subsidiaries.

         Party shall mean a signatory to this Agreement.

         PBCL shall have the meaning given to it in the recitals to this Agreement.

         PBGC shall mean the Pension Benefit Guaranty Corporation and any Entity succeeding to any or all of its functions under ERISA.

         Permitted Indebtedness shall mean shares of preferred stock of Pierce Leahy or additional Indebtedness of Pierce Leahy (other than borrowings under existing agreements as in effect on the date of this Agreement) that is redeemable or repayable, as the case may be, at any time at the option of Pierce Leahy for cash without the payment of any penalty or premium so long as (i) such preferred stock or Indebtedness does not represent Option Securities or Convertible Securities and (ii) the sum of (A) the aggregate liquidation preference and other amounts required to be paid to redeem such shares and (B) the aggregate principal amount outstanding or available for borrowing (whichever is higher) under such Indebtedness does not exceed $50 million.

         Permitted Liens shall mean any of the following Liens: (i) building and zoning ordinances and by-laws of any applicable Authority; (ii) taxes assessed or to be assessed for the then current year to the extent the same are not yet due or payable; and (iii) rights, easements and restrictions of record, provided the same do not materially interfere with the current occupancy and use of any property of Pierce Leahy or Iron Mountain or any of their respective Subsidiaries.

         Person shall mean any natural individual or any Entity.

         Pierce Leahy shall have the meaning given to it in the introductory paragraph to this Agreement.

         Pierce Leahy Common Stock shall have the meaning given to it in Section 2.1(a).

         Pierce Leahy Disclosure Schedule shall mean the disclosure schedule dated as of the date of this Agreement delivered by Pierce Leahy to Iron Mountain; provided, however, that Sections 3.1(c)(to the extent provided in Section 3.1(c) of this Agreement) and 3.16(c) of the Pierce Leahy Disclosure Schedule shall be delivered by Pierce Leahy to Iron Mountain no later than thirty (30) days following the date of this Agreement; and provided further, that Section 3.11(a) of the Pierce Leahy Disclosure Schedule shall be updated one (1) business day prior to the Closing Date.

         Pierce Leahy Financial Statements shall have the meaning given to it in
Section 3.2(b).

         Pierce  Leahy 1997 Option  Plan shall have the  meaning  given to it in
Section 3.11(b).

         Pierce Leahy Nonqualified Option Plan shall have the meaning given to it in Section 3.11(b).

         Pierce Leahy Option Plans shall have the meaning given to it in Section 3.11(b).

         Pierce Leahy Options shall have the meaning given to it in Section 2.4.

         Pierce  Leahy  Preferred  Stock shall have the  meaning  given to it in
Section 2.1(b).

         Pierce Leahy Principal Shareholders shall mean those shareholders of Pierce Leahy identified on Section 9 of the Pierce Leahy Disclosure Schedule.

         Pierce Leahy SEC Reports shall have the meaning given to it in Section 3.2(a).

         Pierce Leahy Shareholders shall have the meaning given to it in the recitals to this Agreement.

         Pierce Leahy Shareholders' Agreement shall mean that certain Shareholders' Agreement of even date herewith among all or a portion of the Pierce Leahy Principal Shareholders, Iron Mountain and Pierce Leahy, together with all schedules and exhibits thereto, as the same may from time to time be supplemented, amended, modified or restated in the manner therein provided.

         Pierce  Leahy  Special  Meeting  shall have the meaning  given to it in
Section 1.2(a).

         Pierce Leahy's knowledge (including the term "to the knowledge of Pierce Leahy") means the knowledge, information or belief of J. Peter Pierce, Douglas B. Huntley and Joseph P. Linaugh, without any duty to investigate or conduct any inquiry.

         Plan shall mean, at a particular time, any employee benefit plan which is covered by ERISA and in respect of which Pierce Leahy or Iron Mountain, or, in the case of any such plan subject to Title IV of ERISA, an ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer," as defined in Section 3(5) of ERISA, other than a Multiemployer Plan.

         Private Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than Authorities) including without limitation those with respect to patents, trademarks, service marks, trade names, copyrights, computer software programs, technology and know-how, but not including those with respect to Leases.

         Redeemable  Preferred  Stock  shall  have  the  meaning  given to it in
Section 5.2(viii).

         Registered Stock shall mean those shares of Pierce Leahy Common Stock to be issued in accordance with Section 2.1(c) and to be registered pursuant to the Securities Act.

         Registration  Rights  Agreement  shall have the meaning  given to it in
Section 5.6(b).

         Registration Rights Agreement Joinder shall have the meaning given to it in Section 5.6(b).

         Registration Statement shall mean the registration statement (including the Joint Proxy Statement/Prospectus, exhibits, financial statements and schedules included therein), and all amendments thereof (including post-effective amendments) and supplements to the Joint Proxy Statement/Prospectus which are a part thereof, filed under the Securities Act registering the Registered Stock.

         Representatives  of  a  Party  shall  mean  the  officers,   directors,
employees, accountants, counsel, financial advisors, consultants and other representatives of such Party.

         Required Disclosure shall have the meaning given to it in Section 5.10.

         SEC shall mean the Securities and Exchange Commission of the United States or any successor Authority.

         Securities Act shall mean the Securities Act of 1933, and the rules and regulations of the Commission thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Special Meetings shall have the meaning given to it in Section 1.2(b).

         Stock Dividend shall have the meaning given to it in Section 5.19.

         Subsidiary shall mean, with respect to any Person, (i) each Entity of which such Person owns, either directly or indirectly, 50% or more of the stock or other equity interests, (ii) each partnership in which such Person or another Subsidiary of such Person is a general partner or a managing partner and (iii) each limited liability company in which such Person or another Subsidiary of such Persons is a managing member or otherwise controls.

         Surviving  Corporation  shall have the  meaning  given to it in Section
1.1.

         Tax (and "Taxable", which shall mean subject to Tax), shall mean (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by Pierce Leahy or Iron Mountain, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, addition to tax or additional amount imposed by any Taxing Authority, (b) any joint or several liability of Pierce Leahy or Iron Mountain with any other Person for the payment of any amounts of the type described in (a), and (c) any liability of Pierce Leahy or Iron Mountain for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

         Tax Return or Returns shall mean all returns, consolidated or otherwise (including without limitation information returns), required to be filed with any Authority with respect to Taxes.

         Taxing   Authority  shall  mean  any  Authority   responsible  for  the
imposition of any Tax.

         Termination Date shall mean April 30, 2000 or such other date as the Parties may, from time to time, mutually agree.

         Transactions shall mean the transactions contemplated by this Agreement or the Merger or by any Collateral Document executed or required to be executed in connection herewith or therewith, including, without limitation, the election of directors contemplated by Section 1.8.

         Voting Debt shall have the meaning given to it in Section 3.11(a).

         Year 2000 System shall mean any software programs, computer hardware and networks, telephone and voicemail systems and electronically-based systems utilized to manage inventory, billing, financial transactions or reporting, facility security, or fire suppression.






                     [Signatures appear on following page.]

         IN WITNESS WHEREOF, Iron Mountain and Pierce Leahy have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                     IRON MOUNTAIN INCORPORATED


                                     By: /s/ C. Richard Reese
                                         Name: C. Richard Reese
                                         Title: Chairman and CEO

                                     PIERCE LEAHY CORP.



                                     By: /s/ J. Peter Pierce
                                        Name: J. Peter Pierce
                                        Title: President and CEO